Exhibit 99.3

Independent Auditors' Report

General Motors Corporation, its Directors, and Stockholders:

   We have audited the Consolidated Balance Sheets of General Motors Corporation and subsidiaries as of December 31, 1998 and 1997, and the related Consolidated Statements of Income, Cash Flows, and Stockholders' Equity for each of the three years in the period ended December 31, 1998. Our audits also included the
financial   statement  schedule on   page 49.   These financial  statements and
the financial statement schedule are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such financial statements present fairly, in all material respects, the financial position of General Motors Corporation and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
April 12, 1999



                      CONSOLIDATED STATEMENTS OF INCOME

                                                Years Ended December 31,
                                                ------------------------
                                             1998          1997         1996
                                             ----          ----         ----
                                 (Dollars in Millions Except Per Share Amounts)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
Manufactured products sales and
  revenues (Note 1)                     $134,276      $148,143      $140,057
Financing revenues (Note 1)               13,585        12,762        12,674
Other income (Note 21)                     7,584        11,675         5,550
                                       ---------      --------     ---------
  Total net sales and revenues           155,445       172,580       158,281
                                         -------       -------       -------
Cost of sales and other operating
  charges, exclusive of items listed
  below (Note 2)                         114,542       128,225       121,472
Selling, general and administrative
  expenses                                15,867        14,777        13,135
Depreciation and amortization expense
  (Notes 1 and 2)                         11,147        14,646        10,997
Interest expense (Note 10)                 6,629         5,883         5,427
Other expenses (Notes 2 and 21)            2,316         1,480         1,810
                                       ---------     ---------     ---------
  Total costs and expenses               150,501       165,011       152,841
                                         -------       -------       -------
Income from continuing operations
  before income taxes
  and minority interests                   4,944         7,569         5,440
Income tax expense (Note 6)                1,636         1,025         1,464
Minority interests                           (20)           44            53
(Losses) earnings of nonconsolidated
  associates                                (239)         (105)           71
                                          ------      --------       -------
Income from continuing operations         $3,049        $6,483        $4,100
(Loss) income from discontinued
  operations (Notes 1 and 23)                (93)          215           863
                                          ------      --------       -------
     Net income                           $2,956        $6,698        $4,963
                                          ------        ------        ------
Premium on exchange of preference
  stocks (Note 16)                             -            26             -
Dividends on preference stocks (Note 17)      63            72            81
                                         -------       -------       -------
  Earnings on common stocks               $2,893        $6,600        $4,882
                                           =====         =====         =====

Basic  earnings  per share  attributable
to common  stocks (Note 18)
$1-2/3 par value common stock
  Continuing operations                    $4.40         $8.52         $5.08
  Discontinued operations
    (Notes 1 and 23)                       (0.14)         0.18          0.98
                                            ----          ----          ----
  Earnings per share attributable
    to $1-2/3 par value                    $4.26         $8.70         $6.06
                                            ====          ====          ====
Income from discontinued operations
  attributable to Class E                  $   -         $   -         $0.04
                                            ====          ====          ====
Class H (prior to recapitalization on
  December 17, 1997 (Note 1)
  Continuing operations                    $   -         $2.30         $1.83
  Discontinued operations                      -          0.87          1.05
                                            ----          ----          ----
Earnings per share attributable to
  Class H (prior to its
  recapitalization on
  December 17, 1997) (Note 1)              $   -         $3.17         $2.88
                                            ====          ====          ====
Earnings per share attributable to
  Class H (subsequent
  to its recapitalization on
  December 17, 1997) (Note 1)              $0.68         $0.02         $   -
                                            ====          ====          ====

Diluted  earnings per share  attributable
to common stocks (Note 18)
$1-2/3 par value common stock
  Continuing operations                    $4.32         $8.45         $5.04
  Discontinued operations (Notes 1 & 23)   (0.14)         0.17          0.98
                                            ----          ----          ----
  Earnings per share attributable
     to $1-2/3 par value                   $4.18         $8.62         $6.02
                                            ====          ====          ====
Income from discontinued operations
  attributable to Class E                  $   -         $   -         $0.04
                                            ====          ====          ====

Class H (prior to recapitalization on
  December 17, 1997 (Note 1)
  Continuing operations                    $   -         $2.30        $1.83
  Discontinued operations                      -          0.87         1.05
                                            ----          ----         ----
Earnings per share attributable to
  Class H (prior to its
  recapitalization on
  December 17, 1997) (Note 1)              $   -         $3.17         $2.88
                                            ====          ====          ====
Earnings per share attributable
  to Class H (subsequent
  to its recapitalization on
  December 17, 1997) (Note 1)              $0.68         $0.02         $   -
                                            ====          ====          ====
Reference should be made to the notes to consolidated financial statements.












                                    - 1 -


                CONSOLIDATED STATEMENTS OF INCOME - Concluded

                                                 Years Ended December 31,
                                                 ------------------------
                                             1998          1997         1996
                                             ----          ----         ----
                                                     (Dollars in Millions)

AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Manufactured products sales and
  revenues (Note 1)                     $134,276      $148,143      $140,057
Other income (Note 21)                     2,885         7,952         2,529
                                       ---------     ---------     ---------
  Total net sales and revenues           137,161       156,095       142,586
                                         -------       -------       -------
Cost of sales and other operating
  charges, exclusive of items listed
  below (Note 2)                         114,542       128,225       121,472
Selling, general and administrative
  expenses                                11,848        11,971        10,554
Depreciation and amortization expense
  (Notes 1 and 2)                          6,227         9,833         6,302
                                        --------      --------       -------
  Total operating costs and expenses     132,617       150,029       138,328
                                         -------       -------       -------
Interest expense (Note 10)                   786           633           503
Other expenses (Notes 2 and 21)              792           210           519
Net expense (income) from transactions
  with Financing and
  Insurance Operations (Note 1)               82          (101)         (125)
                                        --------      --------       -------
Income from continuing operations
  before income taxes
  and minority interests                   2,884         5,324         3,361
Income tax expense (Note 6)                1,018           111           626
Minority interests                             -            57            53
(Losses) earnings of nonconsolidated
  associates                                (239)         (105)           71
                                        --------      --------       -------
Income from continuing operations          1,627         5,165         2,859

(Loss) income from discontinued
  operations (Notes 1 and 23)                (93)          215           863
                                        --------      --------       -------
  Net income - Automotive, Electronics
    and Other Operations                  $1,534        $5,380        $3,722
                                           =====         =====         =====


                                                 Years Ended December 31,
                                                 ------------------------
                                             1998          1997         1996
                                             ----          ----         ----
                                                     (Dollars in Millions)

FINANCING AND INSURANCE OPERATIONS
Financing revenues (Note 1)              $13,585       $12,762       $12,674
Insurance, mortgage and other
  income (Note 21)                         4,699         3,723         3,021
                                          ------        ------        ------
  Total revenues and other income         18,284        16,485        15,695
                                          ------        ------        ------
Interest expense (Note 10)                 5,843         5,250         4,924
Depreciation and amortization
  expense (Note 1)                         4,920         4,813         4,695
Operating and other expenses               4,019         2,806         2,581
Provisions for financing losses
  (Notes 1 and 21)                           463           523           669
Insurance losses and loss adjustment
  expenses (Note 21)                       1,061           747           622
                                         -------      --------      --------
  Total costs and expenses                16,306        14,139        13,491
                                          ------        ------        ------
Net (income) expense from transactions
  with Automotive, Electronics and
  Other Operations (Note 1)                  (82)          101           125
                                         --------     --------      --------
Income before income taxes                 2,060         2,245         2,079
Income tax expense (Note 6)                  618           914           838
Minority interests                           (20)          (13)            -
                                          ------        ------      --------
  Net income - Financing and
    Insurance Operations                  $1,422        $1,318        $1,241
                                           =====         =====         =====


The above supplemental consolidating information is explained in Note 1, "Nature of Operations".

Reference should be made to the notes to consolidated financial statements.

                         CONSOLIDATED BALANCE SHEETS

                                                               December 31,
                                                               ------------
GENERAL MOTORS CORPORATION AND SUBSIDIARIES                1998         1997
                                                           ----         ----
                        ASSETS                           (Dollars in Millions)
Automotive, Electronics and Other Operations
Cash and cash equivalents                                $9,728        $9,696
Marketable securities                                       402         3,815
                                                        -------       -------
  Total cash and marketable securities (Notes 1 and 3)   10,130        13,511
Accounts and notes receivable (less allowances)           4,750         4,551
Inventories (less allowances) (Note 5)                   10,437        10,234
Net assets of discontinued operations (Notes 1 and 23)       77             -
Equipment on operating leases (less accumulated
  depreciation) (Note 7)                                  4,954         4,677
Deferred income taxes and other current assets (Note 6)  10,051         6,034
Net receivable from Financing and Insurance
  Operations (Note 1)                                         -           319
                                                        -------       -------
  Total current assets                                   40,399        39,326
Equity in net assets of nonconsolidated associates          950         1,060
Property - net (Note 8)                                  32,222        29,315
Intangible assets - net (Notes 1 and 9)                   9,994        10,655
Deferred income taxes (Note 6)                           14,967        17,714
Other assets                                             16,062        15,246
                                                        -------       -------
  Total Automotive, Electronics and Other Operations
    assets                                              114,594       113,316
Financing and Insurance Operations
Cash and cash equivalents (Note 1)                          146           577
Investments in securities (Note 3)                        8,748         7,896
Finance receivables - net (Note 4)                       70,436        58,289
Investment in leases and other receivables (Note 7)      32,798        28,523
Other assets                                             18,807        12,799
Net receivable from Automotive, Electronics
  and Other Operations (Note 1)                             816             -
                                                        -------       -------
  Total Financing and Insurance Operations assets       131,751       108,084
                                                        -------       -------
Total assets                                           $246,345      $221,400
                                                       ========      ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive, Electronics and Other Operations
Accounts payable (principally trade)                    $13,542       $12,400
Loans payable (Note 10)                                   1,204           691
Accrued expenses (Note 14)                               30,548        31,590
Net payable to Financing and Insurance
  Operations (Note 1)                                       816             -
                                                        -------       -------
  Total current liabilities                              46,110        44,681
Long-term debt (Note 10)                                  7,118         5,669
Postretirement benefits other than pensions (Note 13)    33,503        33,600
Pensions (Note 13)                                        4,410         2,472
Net liabilities of discontinued operations
  (Notes 1 and 23)                                            -           335
Other liabilities and deferred income taxes (Note 14)    17,807        16,888
                                                        -------       -------
  Total Automotive, Electronics and Other
    Operations liabilities                              108,948       103,645
Financing and Insurance Operations
Accounts payable                                          4,148         3,095
Debt (Note 10)                                          107,753        86,902
Deferred income taxes and other liabilities (Note 14)     9,661         8,962
Net payable to Automotive, Electronics and
  Other Operations (Note 1)                                   -           319
                                                        -------       -------
  Total Financing and Insurance Operations liabilities  121,562        99,278
Minority interests                                          563           671
General Motors - obligated mandatorily redeemable
 preferred securities of subsidiary
  trusts holding solely junior subordinated
  debentures of General Motors (Note 16)
    Series D                                                 79            79
    Series G                                                141           143
Stockholders' equity (Notes 17 and 19)
Preference stocks                                             1             1
$1-2/3 par value common stock (issued, 655,008,344
   and 693,456,394 shares)                                1,092         1,156
Class H common stock (issued, 106,159,776
   and 103,885,803 shares)                                   11            10
Capital surplus (principally additional paid-in capital) 12,661        15,369
Retained earnings                                         6,984         5,416
                                                         ------        ------
    Subtotal                                             20,749        21,952
Accumulated foreign currency translation adjustments     (1,089)         (810)
Net unrealized gains on securities                          481           504
Minimum pension liability adjustment                     (5,089)       (4,062)
                                                          -----         -----
    Accumulated other comprehensive loss                 (5,697)       (4,368)
                                                          -----         -----
      Total stockholders' equity                         15,052        17,584
                                                       --------      --------
Total liabilities and stockholders' equity             $246,345      $221,400
                                                        =======       =======

Reference should be made to the notes to consolidated financial statements.
                                    - 3 -

                   CONSOLIDATED BALANCE SHEETS - Concluded

                                                              December 31,
                                                              ------------
AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS               1998         1997
                                                           ----         ----
                                                         (Dollars in  Millions)
                        ASSETS
Cash and cash equivalents                                $9,728        $9,696
Marketable securities                                       402         3,815
                                                       --------       -------
  Total cash and marketable securities (Notes 1 and 3)   10,130        13,511
Accounts and notes receivable (less allowances)           4,750         4,551
Inventories (less allowances) (Note 5)                   10,437        10,234
Net assets of discontinued operations (Notes 1 and 23)       77             -
Equipment on operating leases (less accumulated
   depreciation) (Note 7)                                 4,954         4,677
Deferred income taxes and other current assets (Note 6)  10,051         6,034
Net receivable from Financing and Insurance
   Operations (Note 1)                                        -           319
                                                         ------        ------
  Total current assets                                   40,399        39,326
Equity in net assets of nonconsolidated associates          950         1,060
Property - net (Note 8)                                  32,222        29,315
Intangible assets - net (Notes 1 and 9)                   9,994        10,655
Deferred income taxes (Note 6)                           14,967        17,714
Other assets                                             16,062        15,246
                                                         ------        ------
  Total Automotive, Electronics and
     Other Operations assets                           $114,594      $113,316
                                                       ========      ========

               LIABILITIES AND GM INVESTMENT

Accounts payable (principally trade)                    $13,542       $12,400
Loans payable (Note 10)                                   1,204           691
Accrued expenses (Note 14)                               30,548        31,590
Net payable to Financing and Insurance
   Operations (Note 1)                                      816             -
                                                        -------       -------
  Total current liabilities                              46,110        44,681
Long-term debt (Note 10)                                  7,118         5,669
Postretirement benefits other than pensions (Note 13)    33,503        33,600
Pensions  (Note 13)                                       4,410         2,472
Net liabilities of discontinued operations
  (Notes 1 and 23)                                            -           335
Other liabilities and deferred income taxes (Note 14)    17,807        16,888
                                                         ------        ------
  Total Automotive, Electronics and Other
    Operations liabilities                              108,948       103,645
Minority interests                                          511           639
GM investment in Automotive, Electronics
   and Other Operations                                   5,135         9,032
                                                        -------       -------
  Total Automotive, Electronics and
    Other Operations liabilities and GM investment     $114,594      $113,316
                                                       ========      ========



                                                              December 31,
                                                              ------------
FINANCING AND INSURANCE OPERATIONS                         1998         1997
                                                           ----         ----
                                                          (Dollars in Millions)
                        ASSETS
Cash and cash equivalents (Note 1)                         $146          $577
Investments in securities (Note 3)                        8,748         7,896
Finance receivables - net (Note 4)                       70,436        58,289
Investment in leases and other receivables (Note 7)      32,798        28,523
Other assets                                             18,807        12,799
Net receivable from Automotive, Electronics
   and Other Operations (Note 1)                            816             -
                                                        -------       -------
  Total Financing and Insurance Operations assets      $131,751      $108,084
                                                        =======       =======

               LIABILITIES AND GM INVESTMENT

Accounts payable                                         $4,148        $3,095
Debt (Note 10)                                          107,753        86,902
Deferred income taxes and other liabilities (Note 14)     9,661         8,962
Net payable to Automotive, Electronics and
  Other Operations (Note 1)                                   -           319
                                                        -------       -------
  Total Financing and Insurance Operations liabilities  121,562        99,278
Minority interests                                           52            32
GM investment in Financing and Insurance Operations      10,137         8,774
                                                        -------       -------
  Total Financing and Insurance Operations liabilities
    and GM investment                                  $131,751      $108,084
                                                       ========      ========

The above supplemental consolidating information is explained in Note 1, "Nature of Operations".

Reference should be made to the notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                         For The Years Ended December 31,
                                         --------------------------------
                                          1998        1997             1996
                                          ----        ----             ----
                                                (Dollars in Millions)
GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Cash flows from operating activities
Income from continuing operations       $3,049       $6,483          $4,100
Adjustments to reconcile income
  from continuing operations to net
  cash provided by operating activities
   Depreciation and amortization
     expenses                           11,147       14,646          10,997
   Gain on Hughes Defense spin-off
     (Note 1)                                -       (4,269)              -
   Postretirement benefits other
     than pensions,  net of payments
     and VEBA contributions                188         (874)          1,172
   Pension expense, net of contributions   223          269             707
   Originations and purchases of
     mortgage loans                    (54,433)     (30,878)        (19,455)
   Proceeds on sales of mortgage loans  51,582       28,543          18,157
   Originations and purchases of
     mortgage securities                (2,237)      (2,516)           (970)
   Proceeds on sales of mortgage
     securities                            849        1,449             758
   Change in other investments
     and miscellaneous assets            1,411          842            (748)
   Change in other operating assets
     and liabilities (Note 1)            1,582         (644)           (900)
   Other                                   982          533           2,144
                                       -------       ------         -------
Net cash provided by operating
  activities                            14,343       13,584          15,962
                                        ------       ------          ------

Cash flows from investing activities
Expenditures for property               (8,231)      (8,647)         (8,550)
Investments in other marketable
  securities - acquisitions            (34,162)     (30,594)        (27,278)
Investments in other marketable
  securities - liquidations             37,960       28,958          24,798
Mortgage servicing rights -
  acquisitions                          (1,862)        (479)           (409)
Mortgage servicing rights - liquidations    80           23              99
Finance receivables - acquisitions    (155,613)    (163,614)       (155,477)
Finance receivables - liquidations     114,662      129,615         120,323
Proceeds from sales of finance
  receivables                           27,681       31,191          36,657
Operating leases - acquisitions        (23,525)     (21,073)        (18,494)
Operating leases - liquidations         15,386       12,187          10,224
Proceeds from borrowings of Hughes
  Defense prior to the Hughes
  Defense spin-off (Note 1)                  -        4,006               -
Investments in companies,
  net of cash acquired                  (1,144)      (2,272)           (113)
Special inter-company payment
   from EDS (Note 1)                         -            -             500
Other                                   (1,131)         765           1,144
                                        ------       ------          ------
Net cash used in investing activities  (29,899)     (19,934)        (16,576)
                                        ------       ------          ------
Cash flows from financing activities
Net increase in loans payable            8,186        5,346             732
Increase in long-term debt              24,035       14,971          15,922
Decrease in long-term debt             (12,869)     (12,500)        (12,810)
Repurchases of common and
  preference stocks                     (3,089)      (4,365)           (251)
Proceeds from issuing common stocks        343          614             480
Cash dividends paid to stockholders     (1,388)      (1,620)         (1,530)
                                         -----        -----           -----
Net cash provided by financing
  activities                            15,218        2,446           2,543
                                        ------        -----           -----

Effect of exchange rate changes on
  cash and cash equivalents                317         (482)           (180)
                                        ------        -----           -----
Net cash (used in) provided by
  continuing operations                    (21)      (4,386)          1,749
Net cash (used in) provided by
  discontinued operations
  (Notes 1 & 23)                          (378)       1,567           1,804
                                         -----       ------          ------
Net (decrease) increase in cash
  and cash equivalents                    (399)      (2,819)          3,553
Cash and cash equivalents at
  beginning of the year                 10,273       13,092           9,539
                                        ------       ------           -----
Cash and cash equivalents at
  end of the year                       $9,874      $10,273         $13,092
                                        ======      =======         =======


Reference should be made to the notes to consolidated financial statements.




                                      - 5 -
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Concluded

                                                       For The Years Ended December 31,
                                                       --------------------------------

                                           1998                        1997                  1996
                                           ----                        ----                  ----
                                 Automotive,  Financing     Automotive,  Financing  Automotive,  Financing
                                 Electronics     and        Electronics     and     Electronics     and
                                  and Other   Insurance      and Other   Insurance   and Other   Insurance
                                  ---------   ---------      ---------   ---------   ---------   ---------

Cash flows from operating activities                         (Dollars in Millions)
Income from continuing operations   $1,627      $1,422        $5,165      $1,318       $2,859      $1,241
Adjustments to reconcile income
  from continuing operations to
  net cash provided by operating
  activities
   Depreciation and amortization
     expenses                        6,227       4,920         9,833       4,813        6,302       4,695
   Gain on Hughes Defense
     spin-off (Note 1)                   -           -        (4,269)          -            -           -
   Postretirement benefits other
      than pensions, net of payment
      and VEBA contributions           157          31          (900)         26        1,146          26
   Pension expense, net of
      contributions                    223           -           269           -          707           -
   Originations and purchases
      of mortgage loans                  -     (54,433)            -     (30,878)           -     (19,455)
   Proceeds on sales of mortgage loans   -      51,582             -      28,543            -      18,157
   Originations and purchases of
      mortgage securities                -      (2,237)            -      (2,516)           -        (970)
   Proceeds on sales of
      mortgages securities               -         849             -       1,449            -         758
   Change in other investments and
     miscellaneous assets              503         908           242         600           29        (777)
   Change in other operating
     assets and liabilities (Note 1)    90       1,492          (993)        349         (555)       (345)
   Other                               (84)      1,066           270         263        1,294         850
                                   -------     -------        ------      ------      -------      ------
Net cash provided by operating
   activities                        8,743       5,600         9,617       3,967       11,782       4,180
                                   -------     -------        ------      ------      -------      ------
Cash flows from investing activities
Expenditures for property           (7,952)       (279)       (8,409)       (238)      (8,429)       (121)
Investments in other marketable
  securities - acquisitions        (13,010)    (21,152)      (12,864)    (17,730)     (14,187)    (13,091)
Investments in other marketable
  securities - liquidations         16,272      21,688        12,663      16,295       11,723      13,075
Mortgage servicing rights
   - acquisitions                        -      (1,862)            -        (479)           -        (409)
Mortgage servicing rights
   - liquidations                        -          80             -          23            -          99
Finance receivables - acquisitions       -    (155,613)            -    (163,614)           -    (155,477)
Finance receivables - liquidations       -     114,662             -     129,615            -     120,323
Proceeds from sales of finance
   receivables                           -      27,681             -      31,191            -      36,657
Operating leases - acquisitions     (6,397)    (17,128)       (5,680)    (15,393)      (4,089)    (14,405)
Operating leases - liquidations      5,609       9,777         3,711       8,476        3,819       6,405
Proceeds from borrowings of
  Hughes Defense prior to the
  Hughes Defense spin-off (Note 1)       -           -         4,006           -            -           -
Investments in companies,
  net of cash acquired                (971)       (173)       (1,850)       (422)        (113)          -
Special inter-company payment
  from EDS (Note 1)                      -           -             -           -          500           -
Net investing activity with
  Financing and
  Insurance Operations                 338           -           750           -        1,200           -
Other                                 (889)       (242)          554         211          711         433
                                   -------     -------        ------      ------      -------      ------
Net cash used in investing
  activities                        (7,000)    (22,561)       (7,119)    (12,065)      (8,865)     (6,511)
                                    ------     -------        ------     -------       ------      ------

Cash flows from financing activities
Net increase (decrease) in
  loans payable                        (94)      8,280          (398)      5,744       (1,012)      1,744
Increase in long-term debt           2,937      21,098           384      14,587        1,913      14,009
Decrease in long-term debt          (1,492)    (11,377)       (1,189)    (11,311)        (871)    (11,939)
Net financing activity with
  Automotive, Electronics
  and Other Operations                   -        (338)            -        (750)           -      (1,200)
Repurchases of common and
  preference stocks                 (3,089)          -        (4,365)          -         (251)          -
Proceeds from issuing common stocks    343           -           614           -          480           -
Cash dividends paid to stockholders (1,388)          -        (1,620)          -       (1,530)          -
                                    ------      ------        ------       -----       ------       -----
Net cash (used in) provided by
  financing activities              (2,783)     17,663        (6,574)      8,270       (1,271)      2,614
                                    ------      ------        ------       -----       ------       -----
Effect of exchange rate changes
  on cash and cash equivalents         315           2          (482)          -         (180)          -
Net transactions with
  Automotive/Financing Operations    1,135      (1,135)          338        (338)         989        (989)
                                    ------      ------        ------       -----       ------       -----
Net cash provided by (used in)
   continuing operations               410        (431)       (4,220)       (166)       2,455       (706)
Net cash (used in)  provided
  by discontinued
  Operations (Notes 1 and 23)         (378)          -         1,567           -        1,804           -
                                    ------      ------        ------       -----       ------       -----
Net increase (decrease) in
  cash and cash equivalents             32        (431)       (2,653)       (166)       4,259        (706)
Cash and cash equivalents at
   beginning of the year             9,696         577        12,349         743        8,090       1,449
                                    ------      ------        ------       -----       ------       -----
Cash and cash equivalents
   at end of the year               $9,728        $146        $9,696        $577      $12,349        $743
                                    ======        ====        ======        ====      =======        ====

The above supplemental consolidating information is explained in Note 1, "Nature of Operations".
Reference should be made to the notes to consolidated financial statements.
                                       - 6 -




                                      GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


                                                                                       Accumulated
                                            Total                                         Other          Total
                                           Capital  Capital  Comprehensive  Retained   Comprehensive  Stockholders'
                                            Stock   Surplus     Income       Earnings  Income/(Loss)     Equity
                                            -----   -------     ------       --------  -------------     ------

Balance at January 1, 1996                 $1,310   $18,871                   $7,185     $(4,056)        $23,310
Shares reacquired                              (8)     (243)                       -           -            (251)
Shares issued                                  14       519                        -           -             533
Series C conversion                             5        (7)                       -           -              (2)
EDS split-off                                 (49)       49                   (4,481)          -          (4,481)
Comprehensive income:
  Net income                                    -         -     $4,963         4,963           -           4,963
                                                                 -----
  Other comprehensive income (loss):
      Foreign currency translation adjustments  -         -       (305)            -           -               -
      Unrealized losses on securities           -         -        (70)            -           -               -
      Minimum pension liability adjustment      -         -      1,246             -           -               -
                                                                 -----
         Other comprehensive income             -         -        871             -         871             871
                                                                ------
            Comprehensive income                -         -     $5,834             -           -               -
                                                                 =====
Cash dividends                                  -         -                   (1,530)          -          (1,530)
                                           ------    ------                    -----       -----           -----
Balance at December 31, 1996                1,272    19,189                    6,137      (3,185)         23,413
Shares reacquired                            (122)   (4,243)                       -           -          (4,365)
Shares issued                                  17       619                        -           -             636
Preference stock exchange                       -      (196)                     (26)          -            (222)
Hughes Defense spin-off                         -         -                   (5,773)          -          (5,773)
Comprehensive income:
  Net income                                    -         -     $6,698         6,698           -           6,698
                                                                 -----
  Other comprehensive income (loss):
      Foreign currency translation adjustments  -         -       (692)            -           -               -
      Unrealized gains on securities            -         -         81             -           -               -
      Minimum pension liability adjustment      -         -       (572)            -           -               -
                                                                 -----
         Other comprehensive loss               -         -     (1,183)            -      (1,183)         (1,183)
                                                                 -----
           Comprehensive income                 -         -     $5,515             -           -               -
                                                                 =====
Cash dividends                                  -         -                   (1,620)          -          (1,620)
                                            -----    ------                    -----       -----           -----
Balance at December 31, 1997                1,167    15,369                    5,416      (4,368)         17,584
Shares reacquired                             (75)   (3,105)                       -           -          (3,180)
Shares issued                                  12       397                        -           -             409
Comprehensive income:
  Net income                                    -         -     $2,956         2,956           -           2,956
                                                                 -----
  Other comprehensive income (loss):
      Foreign currency translation adjustments  -         -       (279)            -           -               -
      Unrealized losses on securities           -         -        (23)            -           -               -
      Minimum pension liability adjustment      -         -     (1,027)            -           -               -
                                                                 -----
         Other comprehensive loss               -         -     (1,329)            -      (1,329)         (1,329)
                                                                 -----
           Comprehensive income                 -         -     $1,627             -           -               -
                                                                 =====
Cash dividends                                  -         -                   (1,388)          -          (1,388)
                                            -----    ------                    -----       -----           -----
Balance at December 31, 1998               $1,104   $12,661                   $6,984     $(5,697)        $15,052
                                            =====    ======                    =====       =====          ======

Reference should be made to the notes to consolidated financial statements.
                                                             - 7 -

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  Significant Accounting Policies

Principles of Consolidation
   The consolidated financial statements include the accounts of General Motors Corporation (hereinafter referred to as the Corporation) and domestic and foreign subsidiaries that are more than 50% owned, principally General Motors Acceptance Corporation and Subsidiaries (GMAC) and Hughes Electronics Corporation and Subsidiaries, prior to the December 17, 1997 restructuring of the company (hereinafter referred to as "former Hughes") and subsequent to the December 17, 1997 restructuring of the company (hereinafter referred to as "Hughes") (see "Hughes Transactions" below) (collectively referred to as "General Motors or GM"). General Motors' share of earnings or losses of associates, in which at least 20% of the voting securities is owned, is included in the consolidated operating results using the equity method of accounting. The financial data related to Delphi Automotive Systems Corporation (Delphi) is presented as discontinued operations for all periods presented and EDS is presentd as discontinued operations for 1996 (refer to Note 23). GM encourages reference to the Delphi and the GMAC Annual Reports on Form 10-K for the period ended December 31, 1998, both filed with the Securities and Exchange Commission, and the Hughes consolidated financial statements included as Exhibit 99 to the GM Annual Report on Form 10-K for the period ended December 31, 1998.
   Certain amounts for 1997 and 1996 have been reclassified to conform with the 1998 classifications.

Nature of Operations
   GM presents separate supplemental consolidating financial information for the following businesses: (1) Automotive, Electronics and Other Operations which consists of the design, manufacturing and marketing of cars, trucks, locomotives and heavy duty transmissions and related parts and accessories, as well as the operations of Hughes; and (2) Financing and Insurance Operations which consists primarily of GMAC, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, and vehicle and homeowners insurance.
   Transactions between businesses have been eliminated in the Corporation's consolidated statements of income. Automotive, Electronics and Other Operations' net expense (income) from transactions with Financing and Insurance Operations was as follows (in millions):

                                       Years Ended December 31,
                                       ------------------------
                                       1998     1997    1996
                                       ----     ----    ----
      Interest                        $140      $89     $71
      Service fees                      58       34      27
      Insurance - net                  (24)    (127)   (138)
      Other                            (92)     (97)    (85)
                                        --      ---     ---
        Net expense (income)           $82    $(101)  $(125)
                                        ==      ===     ===

Use of Estimates in the Preparation of the Financial Statements
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from those estimates.

Revenue Recognition
   Sales are generally recorded when products are shipped or when services are rendered to independent dealers or other third parties. Provisions for normal dealer sales incentives, returns and allowances, and GM Card rebates are made at the time of vehicle sales. Costs related to special sales incentive programs are recognized as reductions to sales when determinable.
   Financing revenue is recorded over the terms of the receivables using the interest method. Certain loan origination costs are deferred and amortized to financing revenue over the lives of the related loans using the interest method.
   Income from operating lease assets is recognized on a straight-line basis over the scheduled lease term. Certain operating lease origination costs are deferred and amortized to financing revenue over the lives of the related operating leases using the straight-line method.
   Insurance premiums are earned on a basis related to coverage provided over the terms of the policies. Commission, premium taxes, and other costs incurred in acquiring new business are deferred and amortized over the terms of the related policies on the same basis as premiums are earned. The liability for losses and loss expenses includes a provision for unreported losses, based on past experience, net of the estimated salvage and subrogation recoverable.


                                      - 8 -

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 1.  Significant Accounting Policies (continued)

Product-Related Expenses
   Advertising  and  sales  promotion,   research  and  development,  and  other
product-related costs are charged to expense as incurred. Provisions for estimated expenses related to product warranty are made at the time the products are sold. Advertising expense was $3.7 billion in 1998, $4.0 billion in 1997, and $3.3 billion in 1996. Research and development expense was $6.5 billion in 1998, $6.6 billion in 1997, and $7.3 billion in 1996.

Depreciation and Amortization
   Depreciation is provided based on the estimated useful lives of property groups generally using accelerated methods, which accumulate depreciation of approximately two-thirds of the depreciable cost during the first half of the estimated useful lives.
   Leasehold improvements are amortized over the period of the lease or the life of the property, whichever is shorter, with the amortization applied directly to the asset account. Depreciation on capitalized leases with terms of five years or less is provided using the straight-line method; leases with terms in excess of five years are depreciated using the foregoing accelerated methods.
   Depreciation of vehicles and other equipment on operating leases or in GM's use is provided generally on a straight-line basis. The difference between the net book value and the proceeds of sale or salvage on items disposed of is accounted for as a charge against or credit to the provision for depreciation.
   Expenditures for special tools are amortized over their estimated useful lives, primarily using the units of production method. Amortization is applied directly to the asset account. Replacement of special tools for reasons other than changes in products is charged directly to cost of sales.

   Depreciation and amortization expense was as follows (in millions):
                                                   Years Ended December 31,
                                                   ------------------------
Automotive, Electronics and Other Operations     1998       1997        1996
--------------------------------------------     ----       ----        ----
   Depreciation (Note 2)                       $3,772     $4,178     $3,366
   Amortization of special tools (Note 2)       2,350      5,427      2,786
   Amortization of intangible assets (Note 9)     105        228        150
                                               ------    -------     ------
      Total                                    $6,227     $9,833     $6,302
                                                =====      =====      =====

Financing and Insurance Operations
----------------------------------
   Depreciation and amortization expense       $4,920     $4,813     $4,695
                                                =====      =====      =====

Foreign Currency Translation
   Foreign currency exchange transaction and translation losses on an after-tax basis included in consolidated net income in 1998, 1997, and 1996, pursuant to Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation, amounted to $298 million, $497 million, and $401 million, respectively.

Cash and Cash Equivalents
   Cash equivalents are defined as short-term, highly liquid investments with original maturities of 90 days or less.


















                                      - 9 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 1.  Significant Accounting Policies (continued)

Statement of Cash Flows Supplementary Information

                                                    Years Ended December 31,
                                                    ------------------------
Automotive, Electronics and Other Operations    1998        1997       1996
--------------------------------------------    ----        ----       ----
                                                      (Dollars in Millions)
Changes in other operating assets and liabilities were as follows:
  Accounts receivable                            $(80)   $(1,006)     $(103)
  Prepaid expenses and other deferred charges     217      1,006       (159)
  Inventories                                    (494)      (808)      (690)
  Accounts payable                              1,249      1,212        827
  Deferred taxes and income taxes payable      (2,315)    (3,565)      (694)
  Accrued expenses and other liabilities        1,513      2,168        264
                                                -----      -----        ---
     Total                                        $90      $(993)     $(555)
                                                   ==        ===        ===

Cash paid for interest and income taxes was as follows:
  Interest                                       $435       $449       $632
  Income taxes                                 $1,132     $1,120     $1,202

                                                     Years Ended December 31,
                                                     ------------------------
Financing and Insurance Operations              1998        1997       1996
----------------------------------              ----        ----       ----
                                                      (Dollars in Millions)
Changes in other operating assets and liabilities were as follows:
  Other receivables                              $206      $(714)     $(384)
  Other assets                                    (36)       (55)        44
  Accounts payable                                858        624        592
  Deferred taxes and other liabilities            464        494       (597)
                                               ------        ---        ---
     Total                                     $1,492       $349      $(345)
                                                =====        ===        ===

Cash paid for interest and income taxes was as follows:
  Interest                                     $5,695     $5,202     $4,893
  Income taxes                                   $138       $338     $1,004

Allowance for Credit Losses
   An allowance for credit losses is generally established during the period in which receivables are acquired and is maintained at a level deemed appropriate by management based on historical and other factors that affect collectibility. Losses arising from the sale of repossessed collateral are charged to the allowance for credit losses. Where repossession has not taken place, receivables are charged off as soon as it is determined that the collateral cannot be repossessed, generally not more than 150 days after default.

Repossessed Property and Impaired Loans
   Losses arising from the repossession of collateral supporting doubtful accounts and property supporting defaulted operating leases are recognized upon repossession. Repossessed assets are recorded at the lower of historical cost or estimated realizable value and are reclassified from finance receivables or operating leases to nonearning assets with the related adjustments to the valuation allowance included in other operating expenses.
   Non-retail finance receivables are reduced to the lower of book value or the estimated fair value of collateral when determined to be impaired or uncollectible.

Valuation of Long-Lived Assets
   GM periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

                                     - 10 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 1.  Significant Accounting Policies (continued)

Derivative Instruments
   GM is party to a variety of foreign exchange, interest rate, and commodity forward contracts and options entered into in connection with the management of its exposure to fluctuations in foreign exchange rates, interest rates, and certain commodity prices. These financial exposures are managed in accordance with corporate policies and procedures.
   GM established the Risk Management Committee to develop and monitor the Corporation's financial risk strategies, policies, and procedures. The Committee reviews and approves all new risk management strategies, establishes approval authority guidelines for approved programs, monitors compliance and performance of existing risk management programs. GM does not enter into derivative transactions for trading purposes.
   As part of the hedging program approval process, GM's management is required to identify the specific financial risk which the derivative transaction will minimize, the appropriate hedging instrument to be used to reduce the risk, and the correlation between the financial risk and the hedging instrument. Purchase orders, letters of intent, vehicle production forecasts, capital planning forecasts, and historical data are used as the basis for determining the anticipated values of the transactions to be hedged. Generally, GM does not enter into derivative transactions that do not have a high correlation with the underlying financial risk. In the infrequent instances in which a derivative transaction is entered into that does not have a high correlation with the underlying exposure, the derivative is marked to market and included in net income on a current basis. The hedge positions, as well as the correlation between the transaction risks and the hedging instruments, are reviewed by management on an ongoing basis.
   Foreign exchange forward and option contracts are accounted for as hedges to the extent they are designated, and are effective, as hedges of firm foreign currency commitments. Additionally, certain foreign exchange option contracts receive hedge accounting treatment to the extent such contracts hedge certain anticipated foreign currency transactions. Other such foreign exchange contracts and options are marked to market and included in net income on a current basis.
   Interest rate swaps and options that are designated, and are effective, as hedges of underlying debt obligations are not marked to market and included in net income, but are used to adjust interest expense recognized over the lives of the underlying debt agreements. Gains and losses from terminated hedge contracts are deferred and amortized over the remaining period of the original swap or the remaining term of the underlying exposure, whichever is shorter. Open interest rate contracts are reviewed regularly to ensure that they remain effective as hedges of interest rate exposure. Written options (including swaptions, interest rate caps and collars, and swaps with embedded swaptions) and other swaps that do not qualify for hedge accounting are marked to market and included in net income on a current basis.

   GM also enters into commodity forward and option contracts. Since GM has the discretion to settle these transactions either in cash or by taking physical delivery, these contracts are not considered financial instruments for accounting purposes. Commodity forward contracts and options are accounted for as hedges to the extent they are designated, and are effective, as hedges of firm or anticipated commodity purchase contracts. Other commodity forward contracts and options are marked to market and included in net income on a current basis.

Postemployment Benefits and Employee Termination Benefits
   GM's postemployment benefits primarily relate to GM's extended disability benefit program in the United States and employee job security and supplemental unemployment compensation benefits (mainly pursuant to union or other contractual agreements). Extended disability benefits are accrued on a service-driven basis and employee job security and supplemental unemployment compensation benefits are accrued on an event-driven basis. Accruals for postemployment benefits represent the discounted future cash expenditures expected during the period between the idling of affected employees and the time when such employees are redeployed, retire or otherwise terminate their employment.
   Voluntary termination benefits are accrued when the employees accept the offer. Involuntary termination benefits are accrued when management has committed to a termination plan and the benefit arrangement is communicated to affected employees.

Environmental Liabilities
   GM recognizes environmental liabilities when a loss is probable and can be reasonably estimated. Such liabilities are generally not subject to insurance coverage. The cost of each environmental liability is estimated by engineering, financial, and legal specialists within GM based on current law. Such estimates are based primarily upon the estimated cost of investigation and remediation required and the likelihood that other potentially responsible parties (PRPs) will be able to fulfill their commitments at the sites where GM may be jointly and severally liable. At sites being addressed under the U.S. Comprehensive
Environmental Response, Compensation and Liability Act or similar state laws (the Superfund Sites), GM typically recognizes a loss once it has been named as a PRP and has determined that some loss is probable and estimable. The Superfund Sites are primarily multi-PRP sites not owned or operated by

                                     - 11 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 1.  Significant Accounting Policies (concluded)

GM. For GM's operating plants, an estimated liability is typically recognized either upon completion of an environmental assessment or when GM proposes an agreement with the appropriate regulatory agency to take action at a site. For closed or closing plants owned by GM and properties being sold, an estimated liability is typically recognized at the time the closure decision is made or sale is recorded and is based on an environmental assessment of the plant property.
   GM's estimates for environmental obligations are dependent primarily on the nature and extent of historical information and physical data relating to a contaminated site, the complexity of the site, uncertainty as to what remedy and technology will be required, the outcome of discussions with regulatory agencies and other PRPs at multi-party sites, the number and financial viability of other PRPs, and the timing of expenditures; accordingly, such estimates could change materially as GM periodically evaluates and revises such estimates based on expenditures against established reserves and the availability of additional information.

New Accounting Standards
   In the first quarter of 1998, the AICPA's Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This SOP requires that entities capitalize certain internal-use software cost once specific criteria are met. Currently, GM generally expenses the costs of developing or obtaining internal-use software as incurred. GM will adopt SOP 98-1 on January 1, 1999, as required. GM expects that under the new SOP, approximately $300 million to $350 million in spending will be capitalized in 1999 that would have otherwise been expensed.
   In the second quarter of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. GM plans to adopt SFAS No. 133 by January 1, 2000, as required. GM is currently assessing the impact of this Statement on GM's consolidated financial statements.

Labor Force
   GM, on a worldwide basis, has a concentration of its labor supply in employees working under union collective bargaining agreements, a significant number of which will expire in 1999.

Hughes Transactions
   On December 17, 1997, GM and former Hughes completed a series of related transactions (Hughes Transactions) that were designed to address strategic challenges facing the three principal businesses of former Hughes and unlock stockholder value in GM. The Hughes Transactions included the tax-free spin-off of the defense electronics business of former Hughes (Hughes Defense) to holders of $1-2/3 par value and Class H common stocks, which was then followed immediately by the merger of Hughes Defense with Raytheon Company (Raytheon). Concurrently, Delco Electronics Corporation (Delco), the automotive electronics subsidiary of former Hughes, was transferred from former Hughes to GM's Delphi Automotive Systems unit. Finally, Class H common stock was recapitalized into a GM tracking stock, Class H common stock, that is linked to the telecommunications and space businesses of Hughes.
   The spin-off of Hughes Defense and merger with Raytheon had a total value to GM and its stockholders of approximately $9.8 billion that consisted of approximately $4.0 billion cash retained by Hughes from debt proceeds incurred by Hughes Defense prior to its spin-off and $5.8 billion of Hughes Defense Class A common stock distributed to holders of $1-2/3 par value and Class H common stock. Substantially all of the proceeds from the debt obligation of Hughes Defense were made available to Hughes. The distribution of Hughes Defense to the $1-2/3 par value and Class H common stockholders was recorded by GM at fair value and resulted in the recognition of a $4.3 billion gain that was included in other income. In addition, GM's total stockholders' equity was reduced by approximately $1.5 billion as a result of the Hughes Transactions.
   GM distributed a total of 102,630,503 shares of Class A common stock of Hughes Defense, 44,308,316 shares or 43.2% to $1-2/3 par value stockholders and 58,322,187 shares or 56.8% to Class H stockholders, which represented approximately 30% of the total equity of the newly combined Hughes Defense/Raytheon Company. The distribution to Class H common stockholders, which had a total value of approximately $3.3 billion, accounted for their tracking stock interest in Hughes Defense valued at approximately $1.5 billion, plus an additional amount to compensate them for the elimination of their tracking stock interest in Delco and other factors valued at approximately $1.8 billion.

                                     - 12 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2.  Competitiveness Studies

   GM periodically evaluates the carrying value of long-lived assets to be held and used, when events and circumstances warrant such review. These evaluations and reviews are generally done in conjunction with the annual business planning cycle.
   Based on the results of these reviews, GM recorded pre-tax charges against income totaling $224 million ($228 million after-tax, or $0.35 per share of $1-2/3 par value common stock) in 1998 and $5.0 billion ($3.1 billion after-tax, or $4.34 per share of $1-2/3 par value common stock) in 1997. Following are the pre-tax components of the charges:
                                                    1998            1997
                                                    ----            ----
   Underperforming assets, including both
     vehicle and component-manufacturing assets   $122 million   $2.9 billion
   Capacity reductions and employee separation
      programs                                    $102 million   $1.3 billion
   Other                                            -            $0.8 billion

In 1998, the pre-tax charges were comprised of $105 million ($80 million after-tax) for GMNA, $82 million ($51 million after-tax) for GMLAAM, and $37 million ($97 million after-tax) for GMAP. Overall, these charges had the effect of increasing 1998 cost of sales, depreciation and amortization and other expenses by $92 million, $67 million and $65 million, respectively. In 1997, the pre-tax charges were comprised of $3.8 billion ($2.4 billion after-tax) for GMNA, $848 million ($488 million after-tax) for GME, $174 million ($170 million after-tax) for GMAP and $205 million ($128 million after-tax) for GM Automotive, Electronics and Other Operations' Other segment. These charges reduced 1997 net sales and revenues by $548 million and increased cost of sales, depreciation and amortization and other expenses by $1.4 billion, $3.0 billion and $72 million, respectively. Amounts related to capacity reduction and other expenses that were recorded in 1997 that still remain as of December 31, 1998 total $1.1 billion. Going forward, GM's future cash requirements relating to the 1998 and 1997 charges are expected to total approximately $1.3 billion over the next five years, with over 70% evenly expended over the first three years.
   In 1998, the amount included for underperforming assets represents charges recorded pursuant to GM's policy for the valuation of long-lived assets. GM re-evaluated the carrying values of its long-lived assets during its annual business planning cycle. This re-evaluation was performed using product specific cash flow information. As a result, the carrying values of certain tooling and other property, plant and equipment was determined to be impaired as the separately identifiable, anticipated, undiscounted future cash flows from such assets were less than their respective carrying values. The resulting pre-tax impairment charges represented the amount by which the carrying values of such assets exceeded their respective fair market values. The amount included for employee separation programs represents voluntary early retirement and other separation programs affecting approximately 3,300 and 1,150, for GMLAAM and employees involved in the restructuring of the U.S. sales and service field organizations, respectively.
   In 1997, the amount included for underperforming assets, principally tooling, property, plant and equipment and investments in joint ventures, represents charges recorded pursuant to GM's policy for the valuation of long-lived assets. The amount included for capacity reductions represents post-employment benefits payable to employees, pursuant to contractual agreements and costs associated with the disposal of assets at facilities subject to capacity reductions. This affects approximately 10,000 employees at GMNA's Buick City Assembly and V-6 Powertrain plants in Flint, Michigan; Detroit Truck Assembly in Detroit, Michigan; and certain GME facilities. Pursuant to some of these actions, additional charges of $74 million ($44 million after-tax) related to work schedule modifications at Opel Belgium were recorded during the second quarter of 1998. The amount included as other primarily represents losses on contracts associated with pricing pressures on used vehicles and the related effect on GM's retail-lease commitments. These pricing pressures are primarily a result of increased industry sales incentives on new vehicles.
   In connection with the 1997 evaluation of long-lived assets, GM reviewed its remaining previously recorded reserve for plant closings and reclassified the reserve to the consolidated balance sheet accounts that reflected the nature of the specific reserve components. At December 31, 1998 and 1997, the remaining balance of this previously recorded reserve represents primarily accrued expenses for post-employment benefits affecting approximately 3,100 employees (mainly pursuant to union or other contractual arrangements) of approximately $900 million and $1.0 billion, respectively. In 1996, favorable adjustments to the previously recorded plant closings reserve totaled $789 million. Of this amount, $409 million reflected GM's ability to utilize its Wilmington, Delaware facility for the assembly of a new generation Saturn vehicle, and $380 million was primarily due to revised estimates of postemployment benefit costs to be incurred in connection with plant closings.
   Separately, GM recorded a pre-tax plant closing charge of $62 million in 1996.


                                     - 13 -

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued


NOTE 3.  Marketable and Other Securities
   Marketable securities held by GM are classified as available-for-sale, except for certain mortgage-related securities of GMAC, which are classified as trading securities. The aggregate excess of fair value over cost, net of related income taxes, for available-for-sale securities is included as a separate component of stockholders' equity. The excess of fair value over cost for trading securities is included in income on a current basis. GM determines cost on the specific identification basis.

Automotive, Electronics and Other Operations
--------------------------------------------
Investments in marketable securities were as follows (in millions):
                                                 December 31, 1998
                                                 -----------------
                                                   Fair  Unrealized  Unrealized
                                        Cost      Value    Gains       Losses
                                        ----      -----    -----       ------
Type of Security
Bonds, notes, and other securities
  United States government and
    governmental agencies
    and authorities                     $286      $286      $ -        $ -
  States, municipalities, and
    political subdivisions                11        11        -          -
  Corporate debt securities and other     98       105        7          -
                                         ---       ---        -         --
Total marketable securities             $395      $402       $7        $ -
                                         ===       ===        =         ==

                                                  December 31, 1997
                                                  -----------------
                                                   Fair  Unrealized  Unrealized
                                        Cost      Value    Gains       Losses
                                        ----      -----    -----       ------
Type of Security
Bonds, notes, and other securities
  United States government and
    governmental agencies
    and authorities                     $610      $612       $2        $ -
  Corporate debt securities and other  3,188     3,203       15          -
                                       -----     -----       --         --
Total marketable securities           $3,798    $3,815      $17        $ -
                                       =====     =====       ==         ==

   Debt securities totaling $136 million mature within one year and $266 million mature after one through five years. Proceeds from sales of marketable securities totaled $4.4 billion in 1998, $10.9 billion in 1997 and $3.4 billion in 1996. The gross gains related to sales of marketable securities were $17 million, $121 million and $106 million in 1998, 1997 and 1996, respectively. The gross losses related to sales of marketable securities were $11 million, $51 million and $4 million in 1998, 1997 and 1996, respectively.
   Other securities classified as cash equivalents, which consisted primarily of commercial paper, repurchase agreements and certificates of deposit, were $9.2 billion and $10.0 billion at December 31, 1998 and 1997, respectively.

Financing and Insurance Operations
----------------------------------
Investments in securities were as follows (in millions):
                                                  December 31, 1998
                                                  -----------------
                                                   Fair  Unrealized  Unrealized
                                        Cost      Value    Gains      Losses
                                        ----      -----    -----      ------
Type of Security
Bonds, notes, and other securities
  United States government and
    governmental agencies
    and authorities                     $445      $456      $12         $1
  States, municipalities,
    and political subdivisions         1,495     1,600      117         12
  Mortgage-backed securities             415       383        6         38
  Corporate debt securities and other  1,895     1,926       66         35
                                       -----     -----     ----         --
Total debt securities
  available-for-sale                   4,250     4,365      201         86
  Mortgage-backed securities held for
    trading purposes                   3,173     3,173        -          -
                                       -----     -----    -----         --
Total debt securities                  7,423     7,538      201         86
Equity securities                        779     1,210      534        103
                                       -----     -----      ---        ---
  Total investment in securities      $8,202    $8,748     $735       $189
                                       =====     =====      ===        ===




                                     - 14 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 3.  Marketable and Other Securities (concluded)

                                                  December 31, 1997
                                                  -----------------
                                                   Fair  Unrealized  Unrealized
                                        Cost      Value    Gains       Losses
                                        ----      -----    -----       ------
Type of Security
Bonds, notes, and other securities
  United States government and
    governmental agencies
    and authorities                     $687      $694       $7         $-
  States, municipalities, and
    political subdivisions             1,576     1,686      121         11
  Mortgage-backed securities             110       113        3          -
  Corporate debt securities and other  2,401     2,441       50         10
                                       -----     -----      ---         --
Total debt securities
  available-for-sale                   4,774     4,934      181         21
  Mortgage-backed securities held for
    trading purposes                   2,063     2,063        -          -
                                       -----     -----    -----        ---
Total debt securities                  6,837     6,997      181         21
Equity securities                        523       899      416         40
                                      ------    ------      ---         --
  Total investment in securities      $7,360    $7,896     $597        $61
                                       =====     =====      ===         ==

   Debt securities totaling $317 million mature within one year, $1.3 billion mature after one through five years, $1.5 billion mature after five years through 10 years and $4.5 billion mature after 10 years. Proceeds from sales of marketable securities totaled $3.6 billion in 1998, $2.7 billion in 1997 and $2.3 billion in 1996. The gross gains related to sales of marketable securities were $218 million, $176 million and $130 million in 1998, 1997 and 1996, respectively. The gross losses related to sales of marketable securities were $49 million, $45 million and $29 million in 1998, 1997 and 1996, respectively. Other securities classified as cash equivalents, which consisted primarily of commercial paper, repurchase agreements and certificates of deposit, were $155 million and $293 million at December 31, 1998 and 1997, respectively.

NOTE 4.  Finance Receivables - Net

   Finance receivables - net included the following (in millions):
                                                            December 31,
                                                            ------------
                                                        1998          1997
                                                        ----          ----
U.S.
   Retail                                            $33,321        $26,570
   Wholesale                                          17,722         15,213
   Leasing and lease financing                           632            716
   Term loans to dealers and others                    4,924          3,118
                                                     -------        -------
     Total U.S.                                       56,599         45,617
                                                      ------         ------
Canada, Mexico and International
   Retail                                              9,337          8,059
   Wholesale                                           6,668          6,475
   Leasing and lease financing                         2,023          2,069
   Term loans to dealers and others                      857            488
                                                     -------        -------
     Total Canada, Mexico and International           18,885         17,091
                                                      ------         ------
        Total finance receivables                     75,484         62,708
   Less- Unearned income                              (4,027)        (3,516)
     Allowance for financing losses                   (1,021)          (903)
                                                     -------       --------
     Total finance receivables - net                 $70,436        $58,289
                                                     =======         ======

   The aggregate amount of total finance receivables maturing in each of the five years following December 31, 1998 is as follows: 1999-$42.1 billion; 2000-$13.7 billion; 2001-$10.7 billion; 2002-$5.6 billion; 2003-$2.5 billion;
and 2004 and thereafter-$900 million.







                                     - 15 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 4.  Finance Receivables - Net (concluded)

   GMAC  participates  in various sales of receivables  programs and sold retail finance receivables through special purpose subsidiaries with principal aggregating $1.6 billion in 1998 and $5.4 billion in 1997. These subsidiaries generally retain a subordinated investment of no greater than 7.0% of the total receivables pool and market the remaining portion. These subordinated investments absorb losses related to sold receivables to the extent that such losses are greater than the excess cash flows from those receivables and cash reserves related to the sale transaction. Subordinated interests in trusts are recorded in investments in securities. Pre-tax gains relating to such sales (excluding limited recourse loss provisions which generally have been provided at the time the contracts were originally acquired) amounted to $31.0 million in 1998 and $84.8 million in 1997. GMAC continues to service these receivables for a fee that is considered to be adequate compensation and earns other related ongoing income. GMAC's sold retail finance receivables servicing portfolio amounted to $4.0 billion and $6.0 billion at December 31, 1998 and 1997, respectively.
   GMAC also sold wholesale receivables that it continues to service for a fee that is considered to be adequate compensation. The sold wholesale receivables servicing portfolio totaled $3.3 billion and $6.3 billion at December 31, 1998 and 1997, respectively. Additionally, GMAC is committed to sell eligible wholesale receivables, on a revolving basis, arising in certain dealer accounts.

NOTE 5.  Inventories

   Automotive, Electronics and Other Operations' inventories included the following (in millions):

                                                             December 31,
                                                             ------------
                                                           1998        1997
                                                           ----        ----

Productive material, work in process, and supplies       $5,377       $4,988
Finished product, service parts, etc.                     6,962        7,083
                                                         ------       ------
  Total inventories at FIFO                              12,339       12,071
   Less LIFO allowance                                    1,902        1,837
                                                        -------      -------
     Total inventories (less allowances)                $10,437      $10,234
                                                         ======       ======

   Inventories are stated generally at cost, which is not in excess of market. The cost of substantially all U.S. inventories other than the inventories of Saturn Corporation (Saturn) and Hughes is determined by the last-in, first-out
(LIFO) method. The cost of non-U.S., Saturn and Hughes inventories is determined generally by either the first-in, first-out (FIFO) or average cost methods.

NOTE 6.  Income Taxes

   Income from continuing operations before income taxes and minority interests included the following (in millions):
                                                  Years Ended December 31,
                                                  ------------------------
                                                 1998       1997       1996
                                                 ----       ----       ----

U.S. income                                    $1,729      $3,512      $1,119
Foreign income                                  3,149       4,021       4,261
                                                -----       -----       -----
  Total                                        $4,878      $7,533      $5,380
                                                =====       =====       =====

The provision for income taxes was estimated as follows (in millions):

Income taxes estimated to be payable (refundable) currently
   U.S. federal                                   $83        $458       $(250)
   Foreign                                      1,952       1,590       1,499
   U.S. state and local                           295         166         147
                                               ------      ------       -----
     Total payable currently                    2,330       2,214       1,396
                                                -----       -----       -----
Deferred income tax (credit) expense - net
   U.S. federal                                   373        (552)        233
   Foreign                                       (852)       (349)       (144)
   U.S. state and local                          (196)       (261)         11
                                               ------      ------       -----
     Total deferred                              (675)     (1,162)        100
                                               ------       -----       -----
Investment tax credits                            (19)        (27)        (32)
                                              -------     --------     ------
      Total income taxes                       $1,636      $1,025      $1,464
                                                =====       =====       =====

                                     - 16 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 6.  Income Taxes (continued)

   Annual tax provisions include amounts considered sufficient to pay assessments that may result from examination of prior year tax returns; however, the amount ultimately paid upon resolution of issues raised may differ materially from the amount accrued.
   Provisions are made for estimated U.S. and foreign income taxes, less available tax credits and deductions, which may be incurred on the remittance of the Corporation's share of subsidiaries' undistributed earnings not deemed to be permanently invested. Taxes have not been provided on foreign subsidiaries' earnings, which are deemed essentially permanently reinvested, of approximately $9.8 billion at December 31, 1998 and $8.8 billion at December 31, 1997. Quantification of the deferred tax liability, if any, associated with permanently reinvested earnings is not practicable.

   A reconciliation of the provision for income taxes compared with the amounts at the U.S. federal statutory rate was as follows (in millions):

                                                  Years Ended December 31,
                                                  ------------------------
                                                 1998       1997       1996
                                                 ----       ----       ----

Tax at U.S. federal statutory income tax rate  $1,707      $2,636      $1,883
Hughes Defense spin-off                             -      (1,494)          -
Foreign rates other than 35%                        1        (154)       (205)
Taxes on unremitted earnings of subsidiaries       92          73          32
Tax effect of the 1995 contribution of
  Class E common stock to
  the U.S. hourly pension plan                      -           -        (245)
Research and experimentation credits             (179)       (261)       (116)
Subsidiary settlement of affirmative
  claim with IRS                                  (92)          -           -
Other adjustments                                 107         225         115
                                               ------       -----     -------
    Total income tax                           $1,636      $1,025      $1,464
                                                =====       =====       =====

   Deferred income tax assets and liabilities for 1998 and 1997 reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and the bases of such assets and liabilities as measured by tax laws. The net deferred tax asset in the U.S. was $15.0 billion at December 31, 1998 and 1997, respectively.

   Temporary differences and carryforwards that gave rise to deferred tax assets and liabilities included the following (in millions):
                                                      December 31,
                                                      ------------
                                                1998              1997
                                                ----              ----
                                              Deferred Tax     Deferred Tax
                                              ------------     ------------
                                         Assets  Liabilities Assets Liabilities
                                         ------  ----------- ------ -----------

Postretirement benefits other
   than pension                       $14,560        $ -   $14,006        $ -
Minimum pension liability adjustment    3,054          -     2,423          -
Employee benefit plans                  1,063      5,816     1,170      6,047
Policy and warranty reserves            2,534          -     2,445          -
Sales and product reserves              2,176          -     1,977          8
Profits on long-term contracts            146        156       156        143
Alternative minimum tax credit
   carryforwards                          690          -       673          -
Depreciation and amortization expense     594      3,263       900      3,101
Capitalized research and experimentation   82          -       285          -
U.S. state net operating loss
  carryforwards                           559          -       559          -
Financing losses                          407          -       361          -
Tax credit carryforwards                  879          -       467          -
Lease transactions                          -      3,624         -      3,075
Tax on unremitted profits                   -        330         -        303
Other U.S.                              5,461      2,850     6,319      2,959
Miscellaneous foreign                   2,763        922     1,805        607
                                      -------    -------   -------    -------
  Subtotal                             34,968     16,961    33,546     16,243
Valuation allowances                     (607)         -      (677)         -
                                      -------    -------   -------    -------
     Total deferred taxes             $34,361    $16,961   $32,869    $16,243
                                       ======     ======    ======     ======


                                     - 17 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 6.  Income Taxes (concluded)

   Realization of the net deferred tax assets is dependent on future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing temporary differences and carryforwards. Although realization is not assured, management believes that it is more likely than not that the net deferred tax assets will be realized. The amount of the net deferred tax assets considered realizable, however, could be reduced in the near term if actual future taxable income is lower than estimated, or if there are differences in the timing or amount of future reversals of existing taxable temporary differences.
   The alternative minimum tax credit can be carried forward indefinitely. The U.S. state net operating loss carryforwards will expire in the years 1999 - 2013 and 2018 if not utilized; however, a substantial portion will not expire until after the year 2004. The tax credit carryforwards will expire in the years 2000
- 2013 and 2018 if not utilized.

NOTE 7.  Equipment on Operating Leases

   The Corporation has significant investments in the residual values of its leasing portfolios. The residual values represent the estimate of the values of the assets at the end of the lease contracts and are initially recorded based on appraisals and estimates. Realization of the residual values is dependent on the Corporation's future ability to market the vehicles under then prevailing market conditions. Management reviews residual values periodically to determine that recorded amounts are appropriate. Included in equipment on operating leases and other assets for Automotive, Electronics and Other Operations was the following (in millions):

                                              December 31,
                                              ------------
                                           1998         1997
                                           ----         ----
   Equipment on operating leases          $9,064      $8,312
   Less accumulated depreciation            (935)       (992)
                                          ------      ------
   Net book value                         $8,129      $7,320
                                           =====       =====

Equipment on operating leases included in investment in leases and other receivables for Financing and Insurance Operations was as follows (in millions):
                                                December 31,
                                                ------------
                                              1998       1997
                                              ----       ----
   Equipment on operating leases          $35,804     $33,364
   Less accumulated depreciation           (6,817)     (6,994)
                                            -----      ------
   Net book value                         $28,987     $26,370
                                           ======      ======

   The lease payments to be received related to equipment on operating leases maturing in each of the five years following December 31, 1998 are as follows:
Automotive, Electronics and Other Operations -1999-$5.5 billion; 2000-$490 million; 2001-$478 million; 2002-$463 million; and 2003-$441 million; Financing and Insurance Operations - 1999-$6.1 billion; 2000-$4.1 billion; 2001-$1.6 billion; 2002-$161 million; and 2003-$8 million.




















                                     - 18 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8.  Property - Net

   Property - net included the following for Automotive, Electronics and Other Operations (in millions):

                                              Estimated
                                                Useful         December 31,
                                             Lives (Years)  1998        1997
                                             -------------  ----        ----
  Land                                            -         $714        $637
  Land improvements                           10-30        1,709       1,575
  Leasehold improvements - less amortization   3-10          207         190
  Buildings                                   29-45       11,425      10,619
  Machinery and equipment                      3-30       39,914      37,196
  Furniture and office equipment               3-20          925         819
  Capitalized leases                           5-40        1,026         886
  Construction in progress                        -        3,645       3,911
                                                          ------      ------
    Real estate, plants, and equipment                    59,565      55,833
    Less accumulated depreciation                        (34,641)    (32,819)
                                                          ------      ------
      Real estate, plants, and equipment - net            24,924      23,014
      Special tools - net                                  7,298       6,301
                                                         -------     -------
        Total property - net                             $32,222     $29,315
                                                          ======      ======

  Financing and Insurance Operations had net property of $386 million and $265 million recorded in other assets at December 31, 1998 and 1997, respectively.

NOTE 9.  Intangible Assets - Net

  Intangible assets - net included the following for Automotive, Electronics and Other Operations (in millions):
                                                               December 31,
                                                               ------------
                                                            1998        1997
                                                            ----        ----
Pensions                                                  $6,434      $7,683
Intangible assets relating to acquisition of HAC             427         448
Goodwill relating to all other acquisitions                3,133       2,524
                                                          ------      ------
   Total intangible assets - net                          $9,994     $10,655
                                                           =====      ======

   Intangible  assets  relating to the  acquisition of Hughes  Aircraft  Company
(HAC) as of December 31, 1998 are applicable to Hughes. Such intangible assets relate to patents and related technology and other intangible assets that were originally recorded in 1985 and are being amortized over 40 years. Goodwill resulting from other acquisitions is amortized over periods not exceeding 40 years. Such goodwill includes $3.1 billion associated with Hughes' 1997 merger with, and additional 1998 investment in, PanAmSat Corporation (PAS).

  Financing and Insurance Operations had net intangible assets of $855 million and $717 million recorded in other assets at December 31, 1998 and 1997, respectively.

















                                     - 19 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 10.  Long-Term Debt and Loans Payable

Automotive, Electronics and Other Operations

Long-term debt and loans payable were as follows (in millions):

                                       Weighted-Average       December 31,
                                        Interest Rate(1)    1998        1997
                                        ----------------    ----        ----
Long-term debt and loans payable
  Payable within one year
     Current portion of long-term debt      7.4%            $256        $614
     Commercial paper (2)                   5.7%             381          29
     All other                              8.2%             567          48
  Payable beyond one year
     1999                                    -                 -         789
     2000                                   9.6%             759         737
     2001                                   9.8%             419         453
     2002                                  14.3%              36          13
     2003                                   7.5%             595         422
     2004 and after                         7.5%           5,326       3,275
  Unamortized discount                                       (17)        (20)
                                                           -----      ------
        Total long-term debt and loans payable            $8,322      $6,360
                                                           =====      ======


(1) The 1998 weighted-average interest rate for commercial paper includes the impact of interest rate swap agreements.
(2) The 1997 weighted-average interest rate for commercial paper was 5.7%.

   Amounts payable beyond one year after consideration of foreign currency swaps at December 31, 1998 included $309 million in currencies other than the U.S. Dollar, primarily the Brazilian Real ($231 million), the Canadian Dollar ($52 million), the Swiss Franc ($12 million) and the German Mark ($5 million).
   At December 31, 1998 and 1997, long-term debt and loans payable for automotive, electronics and other operations included $7.2 billion and $4.4 billion, respectively, of obligations with fixed interest rates and $1.1 billion and $2.0 billion, respectively, of obligations with variable interest rates (predominantly based on the London Interbank Offering Rate - i.e., LIBOR), after considering the impact of interest rate swap agreements.
   To achieve its desired balance, between fixed and variable rate debt, within prescribed limits, GM has entered into interest rate swap, cap and floor agreements. The notional amounts of such agreements as of December 31, 1998 for automotive, electronics and other operations were approximately $1.8 billion ($600 million pay variable and $1.2 billion pay fixed), $100 million and $nil, respectively. The notional amounts of such agreements as of December 31, 1997 were approximately $2.4 billion ($1.2 billion pay variable and $1.2 billion pay fixed), $200 million and $50 million, respectively.
   GM and its subsidiaries maintain substantial bank lines of credit with various banks that totaled $14.5 billion at December 31, 1998, of which $6.7 billion represented short-term credit facilities and $7.8 billion represented long-term credit facilities. At December 31, 1997, bank lines of credit totaled $9.3 billion, of which $3.9 billion represented short-term credit facilities and $5.4 billion represented long-term credit facilities. The unused short-term and long-term portions of the credit lines totaled $6.2 billion and $7.2 billion at December 31, 1998, compared with $2.5 billion and $4.8 billion at December 31, 1997. Certain bank lines of credit contain covenants with which the Corporation and applicable subsidiaries were in compliance during the year ended December 31, 1998.













                                     - 20 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 10.  Long-Term Debt and Loans Payable (concluded)

Financing and Insurance Operations

Debt was as follows (in millions):
                                       Weighted-Average        December 31,
                                        Interest Rate(1)    1998        1997
                                        ----------------    ----        ----
Debt
  Payable within one year
     Current portion of debt                6.2%         $12,701     $10,851
     Commercial paper (2)                   5.3%          34,487      27,687
     All other (2)                          7.5%          15,208      12,087
  Payable beyond one year
     1999                                    -                 -      11,347
     2000                                   6.2%          13,154       6,165
     2001                                   6.0%          10,322       5,932
     2002                                   5.9%           8,561       7,017
     2003                                   5.8%           7,919       2,603
     2004 and after                         6.8%           6,072       3,907
  Unamortized discount                                      (671)       (694)
                                                       ---------    --------
     Total debt                                         $107,753     $86,902
                                                         =======      ======



(1) The 1998 weighted-average interest rate for commercial paper includes the impact of interest rate swap agreements.
(2) The 1997 weighted-average interest rate for commercial paper and other short-term borrowings was 5.6% and 5.2%, respectively.

   Amounts payable beyond one year after consideration of foreign currency swaps at December 31, 1998 included $8.3 billion in currencies other than the U.S. Dollar, primarily the Canadian Dollar ($4.3 billion), the German Mark ($1.6 billion), the U.K. Pound Sterling ($898 million) and the Australian Dollar ($783 million).
   At December 31, 1998 and 1997, debt for financing and insurance operations included $72.8 billion and $67.9 billion, respectively, of obligations with fixed interest rates and $35.0 billion and $19.0 billion, respectively, of obligations with variable interest rates (predominantly based on the London Interbank Offering Rate - i.e., LIBOR), after considering the impact of interest rate swap agreements.
   To achieve its desired balance, between fixed and variable rate debt, within prescribed limits, GM has entered into interest rate swap, cap, floor and option agreements. The notional amounts of such agreements as of December 31, 1998 for financing and insurance operations were approximately $13.2 billion ($9.5 billion pay variable and $3.7 billion pay fixed), $400 million, $1.0 billion and $1.0 billion, respectively. The notional amounts for interest rate swap, cap and option agreements as of December 31, 1997 were approximately $9.7 billion ($5.9 billion pay variable and $3.8 billion pay fixed), $1.1 billion and $6.5 billion, respectively.
   GM's financing and insurance subsidiaries maintain substantial bank lines of credit with various banks that totaled $44.3 billion at December 31, 1998, of which $17.3 billion represented short-term credit facilities and $27.0 billion represented long-term credit facilities. At December 31, 1997, bank lines of credit totaled $41.0 billion, of which $25.8 billion represented short-term credit facilities and $15.2 billion represented long-term credit facilities. The unused short-term and long-term portions of the credit lines totaled $7.5 billion and $25.7 billion at December 31, 1998, compared with $17.7 billion and $13.9 billion at December 31, 1997. Certain bank lines of credit contain covenants with which the Corporation and applicable subsidiaries were in compliance during the year ended December 31, 1998.











                                     - 21 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 11.  Derivative Financial Instruments and Risk Management

   GM is a party to financial instruments with off-balance-sheet risk. These financial instruments are used in the normal course of business to manage exposure to fluctuations in interest rates and foreign exchange rates, and to meet the financing needs of its customers.
   The primary classes of derivatives used by GM are foreign exchange forward contracts and options, interest rate swaps and options and forward contracts to purchase or sell mortgages or mortgage-backed securities. Those instruments involve, to varying degrees, market risk, as the instruments are subject to rate and price fluctuations, and elements of credit risk in the event a counterparty should default. Credit risk is managed through the approval and periodic monitoring of financially sound counterparties.
   Derivative transactions are used to hedge underlying business exposures. Market risk in these instruments is offset by opposite movements in the underlying exposure. Cash receipts or payments on these contracts normally occur at maturity, or for interest rate swap agreements, at periodic contractually defined intervals.

Foreign Exchange Forward Contracts and Options
   GM is an international corporation with operations in over 50 countries and has foreign currency exposures at these operations related to buying, selling and financing in currencies other than the local currency. GM's most significant foreign currency exposures relate to Canada, Mexico, Western European countries (primarily Germany, United Kingdom, Spain, Italy, Belgium and France),
Australia, Japan and Brazil. The magnitude of these exposures significantly varies over time depending upon the strength of local automotive markets and sourcing decisions.
   GM enters into agreements by which it seeks to manage certain of its foreign exchange exposures in accordance with established policy guidelines, primarily through foreign exchange forward contracts and purchased and written foreign exchange options. These agreements primarily hedge cash flows such as debt, firm commitments and anticipated transactions involving vehicles, components, fixed assets, and subsidiary dividends. As a general practice, GM has not hedged the foreign exchange exposure related to either the translation of overseas earnings into U.S. dollars, or the translation of overseas equity positions back to U.S. dollars. At December 31, 1998 and 1997, the Automotive, Electronics and Other Operations held foreign exchange forward contracts of $6.3 billion and $3.9 billion (including cross-currency swaps of $70 million), respectively. At December 31, 1998 and 1997, the Automotive, Electronics and Other Operations had entered into foreign exchange options of $2.8 billion and $2.9 billion, respectively. At December 31, 1998 and 1997, the Financing and Insurance Operations held foreign exchange forward contracts of $8.0 billion and $6.2 billion (including cross-currency swaps of $3.4 billion and $2.0 billion), respectively.
   The Automotive, Electronics and Other Operations had deferred hedging losses on outstanding foreign exchange forward contracts hedging firm commitments to purchase inventory or fixed assets totaling $3 million and $17 million at December 31, 1998 and 1997, respectively. Deferred hedging losses on outstanding purchased foreign exchange option contracts hedging firm and anticipated transactions to purchase inventory or fixed assets totaled $2 million and $20 million at December 31, 1998 and 1997, respectively. The Financing and Insurance Operations had deferred hedging gains on outstanding foreign exchange forward contracts hedging firm commitments to purchase assets totaling $13 million and $9 million at December 31, 1998 and 1997, respectively. Such deferred amounts on outstanding foreign exchange forward and option contracts will be included in the cost of such assets when purchased, and subsequently recognized in operations as part of the basis of these assets. In the event the contract is terminated early or the anticipated transaction is no longer likely to occur, the derivative is then marked to market. Foreign exchange forward contracts, which hedge foreign exchange exposures of anticipated inventory, fixed assets and sales transactions, are marked to market and recognized with other gains or losses on foreign exchange transactions in the consolidated statement of income. GM's firm commitments are typically up to one year and may extend for periods of up to three years.

Interest Rate Swaps and Options
   GM's financing and cash management activities subject it to market risk from exposure to changes in interest rates. GM has entered into various financial instrument transactions to maintain the desired level of exposure to the risk of interest rate fluctuations and to minimize interest expense. To achieve this objective, GM will at times use written options in the management of these exposures.
   In a limited number of cases, interest rate swaps are matched to the anticipated roll-over of investments, wholesale assets or debt, and are executed over terms of up to five years on a portfolio basis to achieve specific interest rate management objectives. Swaps are also matched to operating lease payments where interest rate exposure exists. The differential paid or received on such swaps is recorded as an adjustment to expense or income over the term of the underlying agreement or matched portfolio.

                                     - 22 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 11.  Derivative Financial Instruments and Risk Management (concluded)

   Interest rate swaps are contractual agreements between GM and another party to exchange fixed and floating interest rate payments periodically over the life of the agreements without the exchange of underlying principal amounts. Interest rate options, including swaptions and interest rate caps and floors, may result in the future exchange of interest payments if market interest rates reach certain levels. At December 31, 1998 and 1997, the total notional amount of such agreements with off-balance-sheet risk was $2.1 billion and $3.1 billion, respectively, for the Automotive, Electronics and Other Operations. At December 31, 1998 and 1997, the Financing and Insurance Operations held such agreements with off-balance-sheet risk with notional amount totaling $20.0 billion and $26.4 billion, respectively.
   Interest rate swaps used to hedge an underlying debt obligation are not marked to market, but are used to adjust interest expense recognized over the life of the underlying debt agreement. Gains and losses on terminated interest rate swaps are deferred and recognized as yield adjustments on the underlying debt. The Automotive, Electronics and Other Operations' unamortized net gains on interest rate swaps totaled approximately $6 million and $7 million at December 31, 1998 and 1997, respectively. Unamortized net gains on interest rate swaps for the Financing and Insurance Operations totaled approximately $37 million and $33 million at December 31, 1998 and 1997, respectively. Written options, including those embedded in interest rate swaps, written interest rate caps, interest rate collars, written swaptions and interest rate swaps that do not meet settlement accounting criteria are marked to market with related gains and losses recognized in income on a current basis.

Mortgage Contracts
   GMAC has also entered into contracts to purchase and sell mortgages at specific future dates and has entered into certain exchange traded futures and option contracts to reduce exposure to interest rate risk. At December 31, 1998 and 1997, commitments to sell mortgage loans and securities totaled $6.2 billion and $3.9 billion, respectively, and commitments to purchase or originate mortgage loans totaled $5.2 billion and $4.1 billion, respectively. GMAC's exchange traded futures and option contracts, which are used to hedge mortgage loans held for sale, had notional values of $5.0 billion and $2.2 billion at December 31, 1998 and 1997, respectively. Gains and losses on derivatives, including exchange traded futures and option contracts, used to hedge interest rate risk associated with rate locked funding commitments and mortgage loans held for sale, are deferred and considered in the reporting of the underlying mortgages on a lower of cost or market basis.
   The notional values of derivatives used to hedge price and interest rate risk associated with mortgage related securities totaled $9.7 billion and $1.4 billion at December 31, 1998 and 1997, respectively. Gains and losses associated with these instruments are recognized in the current period on a marked to market basis. Derivatives used to hedge mortgage servicing rights had notional values of $65.1 billion and $8 billion at December 31, 1998 and 1997, respectively. Gains and losses on such contracts are recorded as an adjustment to amortization expense.
   GMAC has also entered into interest rate swaps in an effort to stabilize short-term borrowing costs and to maintain a minimum return on certain mortgage loans held for investment. Amounts received or paid under such interest rate swaps are recorded as an adjustment to interest expense. At December 31, 1998 and 1997, the notional values of such instruments totaled $100 million and $264 million, respectively.

Credit Risk
   The forward contracts, swaps, options and lines of credit previously discussed contain an element of risk that the counterparties may be unable to meet the terms of the agreements. However, GM minimizes such risk exposure for forward contracts, swaps and options by limiting the counterparties to major international banks and financial institutions that meet established credit guidelines and by limiting the amount of its risk exposure with any one bank or financial institution. Management also reduces its credit risk for unused lines of credit by applying the same credit policies in making commitments as it does for extending loans. Management does not expect to incur any losses as a result of counterparty default. GM generally does not require or place collateral for these financial instruments, except for the lines of credit it extends.
   GM has business activities with customers, dealers and associates around the world. The Corporation's receivables from, and guarantees to, such parties are well diversified, and when warranted, are secured by collateral. Consequently, in management's opinion, no significant concentration of credit risk exists for GM.






                                     - 23 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 12.  Fair Value of Financial Instruments

   The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value; therefore, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts.
   Fair value information presented herein is based on information available at December 31, 1998 and 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been updated since those dates and, therefore, the current estimates of fair value at dates subsequent to December 31, 1998 and 1997 may differ significantly from these amounts.

   Book and estimated fair values of financial instruments, for which it is practicable to estimate fair value, were as follows (in millions):

                                                      December 31,
                                                      ------------
                                             1998                   1997
                                             ----                   ----
                                      Book        Fair        Book        Fair
                                      Value       Value       Value       Value
                                      -----       -----       -----       -----

Automotive, Electronics and Other Operations
--------------------------------------------

Assets
  Cash and marketable securities   $10,130     $10,130     $13,511     $13,511
  Accounts and notes receivable
   (less allowances)                $4,501      $4,501      $4,370      $4,370
  Other assets                      $1,644      $1,659      $1,234      $1,226
Liabilities
  Accounts payable                 $13,542     $13,542     $12,400     $12,400
  Long-term debt and loans payable
   Payable within one year          $1,204      $1,204        $691        $691
   Payable beyond one year          $7,118      $7,531      $5,669      $6,119
  Other liabilities                   $524        $585        $526        $559
Preferred securities of
  subsidiary trusts (Note 16)         $220        $226        $222        $233

Financing and Insurance Operations
----------------------------------

Assets
  Cash and investments in
    securities                      $8,894      $8,894      $8,473      $8,473
  Finance receivables - net        $70,258     $70,457     $58,219     $58,667
  Accounts and notes receivable
   (less allowances)                $3,797      $3,797      $2,042      $2,042
  Other assets                     $11,441     $11,465      $8,746      $8,762
Liabilities
  Accounts payable                  $4,148      $4,148      $3,095      $3,095
  Debt
   Payable within one year         $62,396     $62,442     $50,625     $50,666
   Payable beyond one year         $45,357     $46,600     $36,277     $37,049

   The prior tables exclude the book values and estimated fair values of financial instrument derivatives which were as follows (in millions):
                                               Fair Value of Open Contracts at
                                                        December 31,
                                                        ------------
                                               1998                 1997
                                               ----                 ----
                                         Asset   Liability    Asset   Liability
                                        Position  Position   Position  Position
                                        --------  --------   --------  --------
Automotive, Electronics and Other Operations (1)
------------------------------------------------

Foreign exchange forward contracts (2)    $126       $107       $78        $83
Foreign exchange options                   $71        $10       $46         $7
Interest rate swaps                        $34        $38       $27        $50
Interest rate options                       $-         $1        $-         $2

                                     - 24 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 12.  Fair Value of Financial Instruments (continued)

Financing and Insurance Operations (3)
--------------------------------------

Foreign exchange forward contracts (4)    $499       $161      $149       $326
Interest rate swaps                       $180        $93       $93        $49
Interest rate options                       $-         $-        $2         $-
Mortgage contracts                        $344        $55       $53        $30


(1)The related asset (liability) recorded on the balance sheet for foreign exchange forward contracts, foreign exchange options, interest rate swaps and interest rate options totaled $22 million, $62 million, $(7) million and $(1) million, respectively, at December 31, 1998 and $33 million, $43 million, $(17) million and $(2) million, respectively, at December 31, 1997.
(2)Foreign exchange forward contracts included certain derivatives with both foreign exchange and interest rate exposures which had a fair value of $54 million and $17 million at December 31, 1998 and 1997, respectively.
(3)The related asset recorded on the balance sheet for foreign exchange forward contracts and interest rate swaps totaled $233 million and $14 million, respectively, at December 31, 1998. The related asset (liability) recorded on the balance sheet for foreign exchange forward contracts, interest rate swaps and interest rate options totaled $(111) million, $3 million and $1 million, respectively, at December 31, 1997. The related asset recorded on the balance sheet for mortgage contracts was $284 million and $20 million at December 31, 1998 and 1997, respectively.
(4)Foreign exchange forward contracts included certain derivatives with both foreign exchange and interest rate exposures which had a fair value of $154 million and $(194) million at December 31, 1998 and 1997, respectively.

   The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Marketable Securities
   The fair value of cash equivalents and marketable securities was determined principally based on quoted market prices.

Finance Receivables
   The fair value was estimated by discounting the future cash flows using applicable spreads to approximate current rates applicable to each category of finance receivables. The carrying value of wholesale receivables and other receivables whose interest rates adjust on a short-term basis with applicable market indices (generally the prime rate) were assumed to approximate fair value either due to their short maturities or due to the interest rate adjustment feature.

Accounts and Notes Receivable and Accounts Payable
   For  receivables   and  payables  with  short   maturities  the  book  values
approximate fair values.

Other Assets and Accrued Expenses and Other Liabilities
   Other assets reported at December 31, 1998 and 1997 include various financial instruments (e.g., long-term receivables and certain investments) that have fair values based on discounted cash flows, market quotations, and other appropriate valuation techniques. The fair values of retained subordinated interests in trusts and excess servicing assets (net of deferred costs) were derived by discounting expected cash flows using current market rates. Estimated values of Industrial Development Bonds, included in accrued expenses and other liabilities, were based on quoted market prices for the same or similar issues.

Debt and Loans Payable
   The fair value of the debt payable within one year was determined by using quoted market prices, if available, or by calculating the estimated value of each bank loan, note, or debenture in the portfolio at the applicable rate in effect. Commercial paper, master notes and demand notes have an original term of less than 90 days and; therefore, the carrying amounts of these liabilities were considered their fair values. Debt payable beyond one year has an estimated fair value based on quoted market prices for the same or similar issues or based on the current rates offered to GM for debt of similar remaining maturities.

Foreign Exchange Forward Contracts and Options
   The fair value of foreign exchange forward contracts was determined by using current exchange rates. The fair value of foreign exchange options was estimated using pricing models with indicative quotes obtained for the market variables.

                                     - 25 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 12.  Fair Value of Financial Instruments (concluded)

Preferred Securities of Subsidiary Trusts
   The  fair  value  of  the  GM-obligated   mandatorily   redeemable  preferred
securities of subsidiary trusts (Note 16) was determined based on quoted market prices.

Interest Rate Swaps and Options
   The fair value of interest rate swaps, including contracts with optionality, was estimated using pricing models based upon current market interest rates. Exchange traded options are valued at quoted market prices.

Mortgage Contracts
   The fair value of mortgage contracts was estimated based upon the amount that would be received or paid to terminate the contracts based on market prices of similar financial instruments and current rates for mortgage loans.

Unused Lines of Credit
   Because loans extended under these commitments are at market interest rates, there is no significant fair value position related to the outstanding commitments.

NOTE 13.  Pensions and Other Postretirement Benefits

   GM has a number of defined benefit pension plans covering substantially all employees. Plans covering U.S. and Canadian represented employees generally provide benefits of negotiated, stated amounts for each year of service as well as significant supplemental benefits for employees who retire with 30 years of service before normal retirement age. The benefits provided by the plans covering U.S. and Canadian salaried employees and employees in certain foreign locations are generally based on years of service and salary history. GM also has certain nonqualified pension plans covering executives that are based on targeted wage replacement percentages and are unfunded.
   The measurement dates used for the principal U.S. pension plans of the Corporation and Hughes were December 31 and December 1, respectively. For non-U.S. pension plans, the measurement dates were December 1 for Canadian plans and October 1 for other foreign plans.
   Pension plan assets are primarily invested in U.S. Government obligations, equity and fixed income securities, commingled pension trust funds, insurance contracts, the Corporation's $1-2/3 par value common stock (valued as of the 1998 measurement date at $56 million) and EDS common stock (valued as of the 1998 measurement date at $5.3 billion). In March 1995, under the terms of an agreement between the Corporation and the Pension Benefit Guarantee Corporation
(PBGC), the Corporation contributed to the GM Hourly-Rate Employees Pension Plan (Hourly Plan) 173.2 million shares of Class E common stock valued at $6.3 billion on such date. Subsequent to the split-off of EDS, the Class E stock held by the Hourly Plan was exchanged for EDS common stock. The trustees for the Hourly Plan have, from time-to-time, sold shares of former Class E common stock and EDS common stock, with the effect of reducing the number of shares of EDS common stock held by the Hourly Plan.
   GM's funding policy with respect to its qualified pension plans is to contribute annually not less than the minimum required by applicable law and regulations. GM made pension contributions to the U.S. plans of $1.2 billion in 1998, $1.5 billion in 1997 and $800 million in 1996.
   Additionally, GM maintains hourly and salaried benefit plans that provide postretirement medical, dental, vision and life insurance to most U.S. retirees and eligible dependents. The cost of such benefits is recognized in the consolidated financial statements during the period employees provide service to GM. Postretirement plan assets in GM's VEBA trust are invested primarily in fixed income securities.
   Certain of the Corporation's non-U.S. subsidiaries have postretirement plans, although most participants are covered by government-sponsored or administered programs. The cost of such programs generally is not significant to GM.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
NOTE 13.  Pensions and Other Postretirement Benefits (continued)
                                 U.S. Plans    Non-U. S. Plans
                              Pension Benefits Pension Benefits  Other Benefits
                              ---------------- ----------------  --------------
                              1998     1997    1998     1997   1998     1997
                              ----     ----    ----     ----   ----     ----
Change in benefit obligations                   (in millions)
Benefit obligation at
  beginning of year        $73,570  $72,501  $9,824   $9,526 $44,294  $41,387
Service cost                 1,270    1,332     214      191     663      639
Interest cost                4,974    5,261     643      633   3,113    3,128
Plan participants'
  contributions                 43       69      28       25      31       31
Amendments                     208       25      81        -       -        -
Actuarial losses             1,973    4,443      92      710   1,622    1,819
Benefits paid               (5,196)  (5,408)   (349)    (331) (2,287)  (2,174)
Curtailment charges and
  other                        121   (4,653)   (250)    (930)    (90)    (536)
                            ------   ------   ------   ----- ------    ------
   Benefit obligation at
     end of year            76,963   73,570   10,283   9,824  47,346   44,294
                            ------   ------   ------   ----- ------    ------
Change in plan assets
Fair value of plan assets
  at beginning of year      72,280   71,295   6,075    5,915   3,000        -
Actual return on plan assets 6,438   10,882     328      756     249        -
Employer contributions       1,151    1,535     206       71   1,700    3,000
Plan participants'
  contributions                 43       69      28       25       -        -
Benefits paid               (5,196)  (5,408)   (349)    (331)   (375)       -
Settlement charges and other   291   (6,093)   (312)    (361)      -        -
                            ------    -----   -----    -----  ------    -----
   Fair value of plan assets
     at end of year         75,007   72,280   5,976    6,075   4,574    3,000
                            ------   ------   -----    -----   -----    -----

Funded status               (1,956)  (1,290) (4,307)  (3,749)(42,772) (41,294)
Unrecognized actuarial loss 10,368    8,632   1,880    1,773   2,209      689
Unrecognized prior service
   cost                      7,064    8,103     764      824    (448)    (563)
Unrecognized transition (asset)
   obligation                  (64)    (105)     48       10       -        -
                             -----    -----   -----    -----   -----    -----
Net amount recognized
  including discontinued
  operations                15,412   15,340  (1,615)  (1,142) (41,011) (41,168)
Discontinued operations
   (Note 23)                 1,635    1,354       -        -    4,573    4,788
                             -----  ------- -------  -------  -------  -------
   Net amount recognized   $17,047  $16,694 $(1,615) $(1,142)$(36,438)$(36,380)
                           =======  ======= =======  ======= ======== ========
Amounts recognized in the
   consolidated balance
   sheets consist of:
     Prepaid benefit cost   $5,903   $5,757    $898     $868    $  -     $  -
     Accrued benefit
       liability            (2,181)  (1,796) (3,814)  (3,463)(36,438) (36,380)
     Intangible asset        5,961    7,071     504      602       -        -
     Accumulated other
       comprehensive
       income                7,364    5,662     797      851       -        -
                            ------   ------  ------    -----   -----    -----
     Net amount recognized $17,047  $16,694 $(1,615) $(1,142)$(36,438)$(36,380)
                            ======   ======   =====    =====  =======   ======
   The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $56.7 billion, $56.0 billion and $47.8 billion, respectively, as of December 31, 1998 and $54.4 billion, $53.7 billion and $46.7 billion, respectively, as of December 31, 1997.



                                    U.S. Plans          Non-U. S. Plans
                                 Pension Benefits       Pension Benefits        Other Benefits
                              -------------------    --------------------     -------------------
                              1998   1997    1996     1998   1997    1996    1998    1997    1996
                              ----   ----    ----     ----   ----    ----    ----    ----    ----
Components of expense                                    (in millions)
Service cost                $1,270  $1,332  $1,208    $214   $191    $185    $663    $639    $668
Interest cost                4,974   5,261   4,777     643    633     653   3,113   3,128   2,980
Expected return on
  plan assets               (6,815) (6,630) (6,283)   (516)  (524)   (487)   (286)      -       -
Amortization of prior
  service cost               1,173   1,170     824      99     99     100    (116)   (116)   (116)
Amortization of transition
  asset                        (44)    (85)    (63)    (17)   (20)    (18)      -       -       -
Recognized net actuarial loss  331     308     675      75     60      57      97      72      43
Discontinued operations
  (Note 23)                   (279)   (422)   (364)      -      -       -    (966) (1,047) (1,015)
Curtailments, settlements
   and other                   207      53      69      48      2     158       -      (2)     (3)
   Discontinued operations
     (Note 23)                (130)    (18)    (18)      -      -       -       -       -       -
                               ---     ---     ---     ---    ---     ---   -----   -----   -----
Net expense                   $687    $969    $825    $546   $441    $648  $2,505  $2,674  $2,557
                               ===     ===     ===     ===    ===     ===   =====   =====   =====
Weighted-average assumptions
Discount rate                  6.8%    7.0%    7.5%    6.4    6.8%    7.3%    6.7%    7.2%    7.8%
Expected return on plan
  assets                      10.0%   10.0%   10.0%    9.2%   9.2%    9.8%   10.0%      -       -
Rate of compensation increase  5.0%    5.0%    5.0%    3.5%   4.1%    4.2%    4.4%    4.4%    4.4%
                                     - 27 -

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 13.  Pensions and Other Postretirement Benefits (concluded)

   For measurement purposes, a 6 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease on a linear basis to 5 percent through 2004 and remain at that level thereafter.
   A one percentage point increase in the assumed health care trend rate would have increased the Accumulated Projected Benefit Obligation (APBO) by $5.5 billion at December 31, 1998 and increased the aggregate service and interest cost components of non-pension postretirement benefit expense for 1998 by $484 million. A one percentage point decrease would have decreased the APBO by $4.6 billion and decreased the aggregate service and interest cost components of non-pension postretirement benefit expense for 1998 by $377 million. A one percentage point increase in the weighted-average discount rate would have resulted in a $4.8 billion decrease in the APBO at December 31, 1998.
   GM has disclosed in the consolidated financial statements certain amounts associated with estimated future postretirement benefits other than pensions and characterized such amounts as "accumulated postretirement benefit obligations," "liabilities," or "obligations." Notwithstanding the recording of such amounts and the use of these terms, GM does not admit or otherwise acknowledge that such amounts or existing postretirement benefit plans of GM (other than pensions) represent legally enforceable liabilities of GM.

NOTE 14.  Accrued Expenses, Other Liabilities and Deferred Income Taxes

Automotive, Electronics and Other Operations
--------------------------------------------

   Accrued expenses, other liabilities and deferred income taxes included the following (in millions):
                                                              December 31,
                                                              ------------
                                                          1998            1997
                                                          ----            ----

Warranties, dealer and customer allowances,
  claims, and discounts                                $14,473         $13,954
Deferred revenue                                         8,548           7,799
Payrolls and employee benefits (excludes postemployment) 6,436           7,198
Unpaid losses under self-insurance programs              1,774           1,631
Taxes, other than income taxes                             929             862
Interest                                                 1,545           1,235
Income taxes                                               368             352
Deferred income taxes                                    2,635           2,694
Postemployment benefits                                  3,084           3,649
Other                                                    8,563           9,104
                                                         -----          ------
  Total accrued expenses, other liabilities
    and deferred income taxes                          $48,355         $48,478
                                                       =======         =======

Financing and Insurance Operations
----------------------------------

   Deferred income taxes and other liabilities included the following
(in millions):
                                                              December 31,
                                                              ------------
                                                          1998            1997
                                                          ----            ----

Unpaid insurance losses, loss adjustment
  expenses and unearned
  insurance premiums                                    $3,918          $3,929
Postemployment benefits                                    704             672
Income taxes                                               552             321
Deferred income taxes                                    2,910           2,578
Interest                                                 1,276           1,118
Other                                                      301             344
                                                         -----           -----
  Total deferred income taxes and other liabilities     $9,661          $8,962
                                                         =====           =====

NOTE 15.  Commitments and Contingent Matters

Commitments
   GM had the following minimum commitments under noncancelable operating leases having terms in excess of one year primarily for real property: 1999-$625 million; 2000-$611 million; 2001-$589 million; 2002-$573 million; 2003-$428 million; and $690 million in 2004 and thereafter. Certain of the leases contain escalation clauses and renewal or purchase options. Rental expenses under operating leases were $826 million in 1998 and 1997, and $755 million in 1996.
   GM sponsors a credit card program, entitled the GM Card program, that offers rebates that can be applied against the purchase or lease of GM vehicles. The amount of rebates available to qualified cardholders at December 31, 1998 and 1997 was $3.7 billion and $3.5 billion, respectively. Provisions for GM Card rebates are recorded as reductions in revenues at the time of vehicle sale.

                                     - 28 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 15.  Commitments and Contingent Matters (continued)

   The 1996 Restructuring Agreement between GM and Saab's other owners (Investor A.B.) includes certain provisions and options which may impact the relative ownership interests of the parties involved. The agreement gives GM and Adam Opel the right to purchase up to 100% of Investor A.B.'s interest in Saab during 1999 and 2000. Investor A.B. has the right to sell up to 50% of its present holding in Saab to GM and Adam Opel in 2000. GM currently maintains a 50% ownership in Saab.
   In December 1998, Hughes agreed to acquire all of the outstanding capital stock of United States Satellite Broadcasting Company, Inc. (USSB). USSB provides direct-to-home premium satellite programming in conjunction with DIRECTV's basic programming service. USSB launched its service in June 1994 and, as of December 31, 1998, had more than two million subscribers nationwide. The acquisition will be accounted for using the purchase method of accounting. The purchase price, consisting of cash and GM Class H common stock, will be determined at closing based upon an agreed-upon formula and will not exceed $1.6 billion in the aggregate. Subject to certain limitations in the merger agreement, USSB shareholders will be entitled to elect to receive cash or shares of GM Class H common stock. The amount of cash to be paid in the merger cannot be less than 30% or greater than 50% of the aggregate purchase price with the remaining consideration consisting of GM Class H common stock. The merger, which is subject to USSB shareholder approval and the receipt of appropriate regulatory approval, is expected to close in early to mid-1999.

Contingent Matters
     As part of the 1997 spin-off of Hughes' defense business and the subsequent merger of that business with Raytheon, the terms of the agreements entered into in connection with the merger provide processes for resolving certain disputes that might arise in connection with, among other things, post-closing financial adjustments. Such adjustments might call for a cash payment between Hughes and Raytheon. Various disputes currently exist regarding the post-closing adjustments that Hughes and Raytheon have proposed to one another and related issues regarding the completeness and accuracy of disclosures made to Raytheon in the period prior to consummation of the merger. In an attempt to resolve the post-closing adjustment dispute, Hughes gave notice to Raytheon to commence the arbitration process specified in the merger agreements. It is possible that the ultimate resolution of the post-closing financial adjustment and of the related disclosure issues may result in Hughes making a payment to Raytheon that would be material to Hughes. However, the amount of any payment that either party might be required to make to the other can not be determined at this time. Hughes intends to vigorously pursue resolution of the disputes through the arbitration process, opposing the adjustments proposed by Raytheon, and seeking the payment from Raytheon that Hughes has proposed.
   GM is subject to potential liability under government regulations and various claims and legal actions which are pending or may be asserted against them. Some of the pending actions purport to be class actions. The aggregate ultimate liability of GM under these government regulations and under these claims and actions, was not determinable at December 31, 1998. After discussion with counsel, it is the opinion of management that such liability is not expected to have a material adverse effect on the Corporation's consolidated financial statements.
     On January 22, 1999, Hughes agreed to acquire Primestar, Inc.'s (Primestar)
2.3 million-subscriber, medium-power direct-to-home business. In a related transaction, Hughes also agreed to acquire the high-power satellite assets and direct broadcast satellite (DBS) orbital frequencies of Tempo, a wholly-owned subsidiary of TCI Satellite Entertainment, Inc. The acquisitions will be accounted for using the purchase method of accounting. The purchase price for the direct-to-home business will be comprised of $1.1 billion in cash and 4,871,448 shares of GM Class H common stock, for a total purchase price of $1.3 billion. The direct-to-home transaction, pending Primestar lender approval is expected to close in the second quarter of 1999. The purchase price for the Tempo assets consists of $500 million in cash, $150 million of which was paid in the first quarter of 1999 and $350 million which is payable upon Federal
Communications Commission approval of the transfer of the DBS orbital frequencies, which is expected in mid to late-1999.
     Hughes entered into a contract with Asia-Pacific Mobile Telecommunications Satellite Pte. Ltd. (APMT) effective May 15, 1998, whereby Hughes was to provide to APMT a satellite-based mobile telecommunications system consisting of two satellites, a ground segment, user terminals and associated equipment and software. As part of the contract, Hughes was required to obtain all necessary U.S. Government export licenses for the APMT system by February 15, 1999. On February 24, 1999, the Department of Commerce notified Hughes that it intended to deny the export licenses required by Hughes to fulfill its contractual obligation to APMT. As a result, APMT and Hughes terminated the contract on
April 9, 1999.   As a  result of  the termination of the contract,  Hughes  is

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 15.  Commitments and Contingent Matters (continued)

required to refund $45 million to APMT and has recorded a pre-tax charge to earnings of $92 million in the first quarter of 1999.
   Hughes has maintained a suit against the U.S. Government since September 1973 regarding the Government's infringement and use of a Hughes patent (the
"Williams Patent") covering "Velocity Control and Orientation of a Spin Stabilized Body," principally satellites. On April 7, 1998, the U.S. Court of Appeals for the Federal Circuit (CAFC) reaffirmed earlier decisions in the Williams case including the award of $114 million in damages, plus interest. In March of 1999, Hughes received a $154 million payment from the U.S. Government as final settlement of the suit. This amount was recorded as other income in the Hughes first quarter 1999 financial statements.
   On March 2, 1999, GM purchased an additional equity interest in Isuzu Motors, Ltd. (Isuzu) that increased GM's equity interest from 37.5% to 49%. The additional equity interest was purchased for approximately 52.5 billion yen or approximately $440 million.

Note 16.  Preferred Securities of Subsidiary Trusts

General Motors -   Obligated  Mandatorily  Redeemable Preferred  Securities  of
Subsidiary Trusts
   In July 1997, the General Motors Capital Trust D (Series D Trust) issued approximately $79 million of its 8.67% Trust Originated Preferred Securitiessm (TOPrSsm) Series D, (Series D Preferred Securities), in a one-for-one exchange for 3,055,255 of the outstanding GM Series D 7.92% Depositary Shares, each representing one-fourth of a share of GM Series D Preference Stock, $0.10 par value per share. In addition, the General Motors Capital Trust G (Series G Trust) issued approximately $143 million of its 9.87% TOPrS, Series G (Series G Preferred Securities), in a one-for-one exchange for 5,064,489 of the outstanding GM Series G 9.12% Depositary Shares, each representing one-fourth of a share of GM Series G Preference Stock, $0.10 par value per share.
   Concurrently with the exchanges and the related purchases by GM from the Series D and Series G Trusts (Trusts) of the common securities of such Trusts, which represent approximately 3 percent of the total assets of such Trusts, GM issued to the wholly-owned Trusts, as the Series D Trust's sole assets its 8.67% Junior Subordinated Deferrable Interest Debentures, Series D, due July 1, 2012 and as the Series G Trust's sole assets, its 9.87% Junior Subordinated Deferrable Interest Debentures, Series G, due July 1, 2012 (the "Series D Debentures" and "Series G Debentures" or collectively the "Debentures"), having aggregate principal amounts equal to the aggregate stated liquidation amounts of the Series D and Series G Preferred Securities and the related common securities, respectively ($79 million with respect to the Series D Debentures and $131 million with respect to the Series G Debentures).
   The Series D Debentures are redeemable, in whole or in part, at GM's option on or after August 1, 1999, at a redemption price equal to 100% of the outstanding principal amount of the Series D Debentures plus accrued and unpaid interest, or, under certain circumstances, prior to August 1, 1999, at a redemption price equal to 105% of the outstanding principal of the Series D Debentures from the Series D expiration date through July 31, 1998, declining ratably on each August 1 thereafter to 100% on August 1, 1999, plus accrued and unpaid interest. The Series D Preferred Securities will be redeemed upon the maturity or earlier redemption of the Series D Debentures.
   The Series G Debentures are redeemable, in whole or in part, at GM's option on or after January 1, 2001, at a redemption price equal to 100% of the outstanding principal amount of the Series G Debentures plus accrued and unpaid interest, or, under certain circumstances, prior to January 1, 2001, at a redemption price equal to 114% of the outstanding principal of the Series G Debentures from the Series G expiration date through December 31, 1997, declining ratably on each January 1 thereafter to 100% on January 1, 2001, plus accrued and unpaid interest. The Series G Preferred Securities will be redeemed upon the maturity or earlier redemption of the Series G Debentures.
   GM has guaranteed the payment in full to the holders of the Series D and Series G Preferred Securities (collectively the "Preferred Securities") of all distributions and other payments on the Preferred Securities to the extent not paid by the Trusts only if and to the extent that the Trusts have assets therefore, GM has made payments of interest or principal on the related Debentures. These guarantees, when taken together with GM's obligations under the Preferred Securities Guarantees, the Debentures, and the Indentures relating thereto and the obligations under the Declaration of Trust of the Trusts, including the obligations to pay certain costs and expenses of the Trusts, constitute full and unconditional guarantees by GM of each Trust's obligations under its Preferred Securities.


sm "Trust Originated Preferred Securities" and "TOPrS" are service trademarks of Merrill Lynch & Co.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 17.  Stockholders' Equity

   The following table presents changes in capital stock for the period from January 1, 1996 to December 31, 1998 (in millions):




                                                         Common Stocks
                                         ------------------------------------------
                                                                                     Total
                             Preference     $1-2/3                                   Capital
                              Stocks(a)  par value Class H(b) Class E   Class H(c)    Stock
                             ----------  --------- ---------- -------   ---------    -------

Balance at January 1, 1996       $ 1     $1,255      $ -       $44        $10         $1,310
  Shares reacquired                -         (8)       -         -          -             (8)
  Shares issued                    -         14        -         -          -             14
  Series C conversion              -          -        -         5          -              5
  EDS split-off                    -          -        -       (49)         -            (49)
                                ----     ------      ---        --       ----         ------

Balance at December 31, 1996       1      1,261        -         -         10          1,272
  Shares reacquired                -       (122)       -         -          -           (122)
  Shares issued                    -         17        -         -          -             17
  Recapitalization of
    Class H Common Stock           -          -       10         -        (10)             -
                                ----     ------      ---        --       ----         ------

Balance at December 31, 1997       1      1,156       10         -          -          1,167
  Shares reacquired                -        (75)       -         -          -            (75)
  Shares issued                    -         11        1         -          -             12
                                 ---    -------      ---        --         --         ------
Balance at December 31, 1998     $ 1     $1,092      $11       $ -        $ -         $1,104
                                  ==      =====       ==        ==         ==          =====


(a) The following describes the Corporation's preference stocks (in millions except par value, stated value, and per share amounts):
   Preference Stock, $0.10 par value (authorized 100 shares):
   - Series B 9-1/8% Depositary Shares, stated value $25 per share, redeemable at Corporation option on or after January 1, 1999; issued at December 31, 1998, 20 shares equivalent to 5 shares of nonconvertible Series B 9-1/8% Preference Stock, stated value $100 per share.
   - Series C Depositary Shares, liquidation preference $50 per share.
   - Series D 7.92% Depositary Shares, stated value $25 per share, redeemable at Corporation option on or after August 1, 1999; outstanding at December 31, 1998, 3 shares equivalent to .75 shares of Series D 7.92% Preference Stock (see Note 16).
   - Series G 9.12% Depositary Shares, stated value $25 per share, redeemable at Corporation option on or after January 1, 2001; outstanding at December 31, 1998, 5 shares, equivalent to 1.25 shares of Series G 9.12% Preference Stock (see Note 16).
(b)  Subsequent to its  recapitalization  on December 17, 1997.
(c)  Prior to its recapitalization on December 17, 1997.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 17.  Stockholders' Equity (concluded)

Common Stocks
   The voting and liquidation rights of $1-2/3 par value common stock are one vote per share and one liquidation unit per share. The voting and liquidation rights of the recapitalized Class H common stock are 0.6 votes per share and 0.6 liquidation units per share.
   The liquidation rights of the $1-2/3 par value and Class H common stocks are subject to certain adjustments if outstanding common stock is subdivided, by stock split or otherwise, or if shares of one class of common stock are issued as a dividend to holders of another class of common stock. Holders of Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of GM (which includes 100% of the stock of Hughes).
   The outstanding shares of Class H common stock may be recapitalized as shares of $1-2/3 par value common stock at any time after December 31, 2002, at the sole discretion of the GM Board of Directors (GM Board), or automatically, if at any time the Corporation should sell, liquidate, or otherwise dispose of 80% or more of the business of Hughes, based on fair market value of the assets, both tangible and intangible, of Hughes as of the date that such proposed transaction is approved by the GM Board. In the event of any recapitalization, all outstanding shares of Class H common stock will automatically be converted into the Corporation's $1-2/3 par value common stock at an exchange rate that would provide Class H common stockholders with that number of shares of $1-2/3 par value common stock that would have a value equal to 120% of the value of their Class H common stock, on such date. A recapitalization of the type described in the prior sentence would occur if any of the triggering events took place unless the holders of GM common stock (including the holders of $1-2/3 par value common stock and holders of the Class H common stock voting separately as individual classes) vote to approve an alternative proposal from the GM Board.

Common Stock Repurchases
   During 1998, GM used $2.6 billion to acquire 38 million shares of $1-2/3 par value common stock, which completed the second $2.5 billion stock repurchase program announced in August of 1997 and represented 33 percent of the $4.0 billion stock repurchase program announced in February 1998. Due to work stoppages at various GM components plants, stock repurchases were suspended as part of GM's cash conservation initiatives. GM also used approximately $427 million to repurchase shares of $1-2/3 par value common stock for certain employee benefit plans.

Preference Stocks
   During 1996, approximately 45 million shares of Class E common stock were issued upon conversion of approximately 3 million shares of Series C Preference Stock (represented by depositary shares). The remaining 6,784 shares of Series C Preference Stock were redeemed on February 22, 1996.
   On April 5, 1999, GM redeemed its Series B 9-1/8% Preference Stock. The approximately 20 million outstanding depositary shares had a face value of approximately $500 million.

Other Comprehensive Income
   The changes in the components of other comprehensive income (loss) are reported net of income taxes, as follows (in millions):




                                                  Years Ended December 31,
                                                  ------------------------
                                     1998                           1997                       1996
                                     ----                           ----                       ----
                         Pre-tax     Tax Exp.   Net      Pre-tax   Tax Exp.   Net   Pre-tax    Tax Exp.     Net
                         Amount      (Credit)  Amount     Amount   Credit)  Amount   Amount    (Credit)    Amount
                         ------      --------  ------     ------   -------  ------   ------    --------    ------
Foreign currency translation
   adjustments          $(278)         $1      $(279)    $(1,140)   $(448)  $(692)   $(564)     $(259)     $(305)
Unrealized gain (loss)
  on securities:
  Unrealized holding
    gain (loss)            38         (14)        52         272      114     158      (15)        (8)        (7)
  Reclassification
    adjustment           (115)        (40)       (75)       (118)     (41)    (77)     (96)       (33)       (63)
                         ----         ---        ---        ----      ---     ---      ---        ---        ---
   Net unrealized
     (loss) gain          (77)        (54)       (23)        154       73      81     (111)       (41)       (70)
                         ----         ---        ---        ----      ---     ---      ---        ---        ---
Minimum pension
  liability adjustment (1,657)       (630)    (1,027)       (906)    (334)   (572)   2,013        767      1,246
                        -----         ---      -----         ---      ---     ---    -----        ---      -----
Other comprehensive
  (loss) income
  from continuing
  operations          $(2,012)      $(683)   $(1,329)    $(1,892)   $(709)$(1,183)  $1,338       $467       $871
                       ------        -----    -------      -----     -----  -----    -----       ----       ----




                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 18.  Earnings Per Share Attributable to Common Stocks

   Earnings per share attributable to each class of GM common stock was determined based on the attribution of earnings to each such class of common stock for the period divided by the weighted-average number of common shares for each such class outstanding during the period. Diluted earnings per share attributable to each class of GM common stock considers the impact of potential common shares, unless the inclusion of the potential common shares would have an antidilutive effect.
   The assumed exercise of stock options has no effect on Class H common stock earnings per share, because to the extent that shares of Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income (ASCNI).
   The attribution of earnings to each class of common stock was as follows (in millions):

                                                     Years Ended December 31,
                                                     ------------------------
                                                 1998        1997        1996
                                                 ----        ----        ----
Earnings attributable to common stocks
   $1-2/3 par value
     Continuing operations                     $2,914      $6,149      $3,840
     Discontinued operations                      (93)        127         744
                                               -------      -----      ------
      Earnings attributable to
        $1-2/3 par value                       $2,821      $6,276      $4,584
   Income from discontinued operations
     attributable to Class E                     $  -        $  -         $15
   Class H (prior to its recapitalization
     on December 17, 1997
      Continuing operations                      $  -        $234        $179
      Discontinued operations                       -          88         104
                                                  ---         ---         ---
      Earnings attributable to Class H
      (prior to its recapitalization
       on December 17, 1997)                     $  -        $322        $283
                                                  ===         ===         ===
  Earnings attributable to Class H
   (subsequent to its recapitalization
    on December 17, 1997)                         $72          $2        $  -
                                                   --           -         ---

   Earnings attributable to $1-2/3 par value common stock for the period represent the earnings attributable to all GM common stocks for the period, reduced by the ASCNI of EDS (Note 1), former Hughes, and Hughes for the period.
   During the period that EDS was an indirect wholly-owned subsidiary of the Corporation, the earnings attributable to Class E common stock for the period represented the ASCNI of EDS for the period. The ASCNI of EDS was determined quarterly in amounts equal to the separate consolidated net income of EDS for each respective quarter, excluding the effects of purchase accounting adjustments relating to the Corporation's acquisition of EDS for each such period, multiplied by a fraction, the numerator of which represented the weighted-average number of shares of Class E common stock outstanding during the period. The weighted-average number of shares of Class E common stock outstanding for 1996 reflects shares outstanding through June 30, 1996.
   Earnings attributable to Class H common stock represented the ASCNI of Hughes and former Hughes. The ASCNI of Hughes and former Hughes was determined quarterly in amounts equal to the separate consolidated net income of Hughes and former Hughes for each respective quarter, excluding the effects of purchase accounting adjustments arising at the time of the Corporation's acquisition of Hughes Aircraft Company (HAC), calculated for such period and multiplied by a fraction, the numerator of which was a number equal to the weighted-average number of shares of Class H common stock outstanding during the quarter (106 million, 103 million, and 99 million in the fourth quarters of 1998, 1997 and 1996, respectively) and the denominator of which was 400 million during the fourth quarters of 1998, 1997, and 1996.
   Earnings attributable to Class H common stock for the period subsequent to the recapitalization of Class H common stock for 1997 represent the ASCNI of Hughes for the period December 18, 1997 through December 31, 1997, excluding the effects of purchase accounting adjustments arising at the time of the Corporation's acquisition of HAC, calculated for such period and multiplied by a fraction, the numerator of which was a number equal to the weighted-average number of shares of Class H common stock outstanding during the period (104 million) and the denominator of which was 400 million.
   The denominators used in determining the ASCNI of EDS and former Hughes were adjusted from time-to-time as deemed appropriate by the GM Board to reflect subdivisions or combinations of the Class E common stock and Class H common stock, respectively, and to reflect certain transfers of capital to or from EDS and former Hughes, respectively. The denominator used in determining the ASCNI of Hughes may be adjusted from time-to-time as deemed appropriate by the GM Board to reflect subdivisions or combinations of the Class H common stock and to reflect certain transfers of capital to or from Hughes. The GM Board's discretion to make such adjustments is limited by criteria set forth in the Corporation's Restated Certificate of Incorporation.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 18.  Earnings Per Share Attributable to Common Stocks (concluded)
   The reconciliation of the amounts used in the basic and diluted earnings per share computations for income from continuing operations was as follows (in millions except per share amounts):



                                                                 Class H Common Stock -             Class H Common Stock -
                                                               Prior to its recapitalization   Subsequent  to its recapitalization
                              $1-2/3 Par Value Common Stock       on December 17,1997               on December 17, 1997
                              -----------------------------       -------------------               --------------------
                                               Per Share                            Per Share                           Per Share
                              Income   Shares   Amount         ASCNI      Shares      Amount         ASCNI    Shares      Amount
                              ------   ------   ------         -----      ------      ------         -----    ------      ------
Year ended December 31, 1998
Income from continuing
  operations                  $2,977                                                                  $72
Less:Dividends on
   preference stocks              63                                                                    -
                              ------                                                                  ---
Basic EPS
  Income from continuing
   operations available to
   common stockholders         2,914      663    $4.40                                                 72       105        $0.68
Effect of Dilutive Securities
  Assumed exercise of
    dilutive stock options        (3)      11                                                           3         4
                               -----     ----                                                         ---       ---
 Diluted EPS
  Adjusted income from
   continuing operations
   available to common
   stockholders               $2,911      674    $4.32                                                $75       109        $0.68
                               =====      ===     ====                                                ===       ===         ====

Year ended December 31, 1997
Income from continuing
  operations                  $6,247                            $234                                   $2
Less:Premium on exchange
   of preference stocks           26                               -                                    -
     Dividends on
       preference stocks          72                               -                                    -
                               -----                             ---                                  ---
Basic EPS
  Income from continuing
   operations available
   to common stockholders      6,149      721    $8.52           234         101       $2.30            2       104        $0.02
                                                  ====                                  ====                                ====
Effect of Dilutive Securities
  Assumed exercise of
    dilutive stock options        (8)       6                      8           4                        -         3
                               -----      ---                    ---         ---                      ---       ---
Diluted EPS
  Adjusted income from
   continuing operations
   available to common
   stockholders               $6,141      727    $8.45          $242         105       $2.30           $2       107        $0.02
                               =====      ===     ====           ===         ===        ====          ===       ===         ====
Year ended December 31, 1996
Income from continuing
   operations                 $3,921                           $179
Less:  Dividends on
  preference stocks               81                               -
                             -------                          ------
Basic EPS
  Income from continuing
   operations available to
   common stockholders         3,840      756    $5.08           179          98       $1.83
                               =====      ===     ====          ====         ===        ====
Effect of Dilutive Securities
  Assumed exercise of
    dilutive stock options        (6)       4                      6           3
                               -----      ---                   ----         ---
Diluted EPS
  Adjusted income from
   continuing operations
   available to common
   stockholders               $3,834      760    $5.04          $185         101       $1.83
                               =====      ===     ====           ===         ===        ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 19.  Dividends on Common Stock

   In connection with the consummation of the Hughes Transactions, the GM Board determined that the amount available for the payment of dividends on outstanding shares of $1-2/3 par value common stock would be the cumulative amount available for the payment of dividends on $1-2/3 par value common stock immediately prior to the closing of the Hughes Transactions, reduced by a pro rata portion of the net reduction in GM's total stockholders' equity resulting from the Hughes Transactions. In addition, the GM Board determined that the amount initially available for the payment of dividends on shares of Class H common stock would be the cumulative amount available for the payment of dividends on Class H common  stock  immediately  prior to the  closing  of the  Hughes  Transactions, reduced by a pro rata portion of the net reduction in GM's total stockholders' equity resulting from the Hughes Transactions. The pro rata allocation of the net reduction in GM's total stockholders' equity resulting from the Hughes Transactions was based on the fraction used in determining the ASCNI of former Hughes immediately prior to the consummation of the Hughes Transactions.
   Dividends may be paid on $1-2/3 par value common stock to the extent of the amount determined to be available for the payment of dividends on $1-2/3 par value common stock in connection with the consummation of the Hughes
Transactions, plus all of the earnings of GM after the consummation of the Hughes Transactions, other than the earnings attributed to the Class H common stock. Dividends may be paid on Class H common stock to the extent of the amount initially determined to be available for the payment of dividends on Class H common stock, plus the portion of earnings of GM after the closing of the Hughes Transactions attributed to Class H common stock. The amount available for the payment of dividends on each class of common stock will be reduced from time-to-time  by  dividends  paid on  that  class  and  will  be  adjusted  from time-to-time for changes to the amount of surplus attributed to the class resulting from the repurchase or issuance of shares of that class.
   As of December 31, 1998, the amount available for the payment of dividends on $1-2/3 par value and Class H common stock was $15.9 billion and $3.8 billion, respectively. Dividends may be paid on common stocks only when, and if declared by the GM Board in its sole discretion. The GM Board's policy with respect to $1-2/3 par value common stock is to distribute dividends based on the outlook and the indicated capital needs of the business. The GM Board does not currently intend to pay cash dividends on the Class H common stock, which was recapitalized on December 17, 1997 as part of the Hughes Transactions.
   Cash dividends per share of $1-2/3 par value common stock were $2.00, $2.00 and $1.60 for 1998, 1997, and 1996, respectively. Cash dividends per share for Class H common stock, prior to its recapitalization on December 17, 1997, were $1.00 and $0.96 in 1997 and 1996, respectively. Cash dividends per share of Class E common stock were $0.30 in 1996.

NOTE 20.  Stock Incentive Plans

Stock-Based Compensation
   GM previously adopted SFAS No. 123, Accounting for Stock-Based Compensation, and as permitted by this standard, will continue to apply the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25 to its stock options and other stock-based employee compensation awards.
   If compensation cost for stock options and other stock-based employee compensation awards had been determined based on the fair value at the grant date, consistent with the method prescribed by SFAS No. 123, GM's pro forma net income, earnings attributable to common stocks, and basic and diluted earnings per share attributable to common stocks would have been as follows (in millions except per share amounts):

                                     1998        1997        1996
                                     ----        ----        ----
   Net income - as reported        $2,956      $6,698      $4,963
              - Pro forma          $2,797      $6,558      $4,904
   Earnings attributable to
     common stocks
      $1-2/3  - as reported        $2,821      $6,276      $4,584
              - Pro forma          $2,673      $6,147      $4,528
      Class H
       (prior to recapitalization)
              - as reported           $ -        $322        $283
              - Pro forma             $ -        $315        $280
      Class H
       (subsequent to recapitalization)
              - as reported           $72          $2         $ -
              - Pro forma             $61         $(2)        $ -



                                     - 35 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 20.  Stock Incentive Plans (continued)
                                     1998        1997        1996
                                     ----        ----        ----
   Basic earnings per share attributable to
   common stocks
      $1-2/3  - as reported          $4.26       $8.70       $6.06
              - Pro forma            $4.04       $8.52       $5.98
      Class H
      (prior to recapitalization)
              - as reported           $ -        $3.17       $2.88
              - Pro forma             $ -        $3.10       $2.85
      Class H
      (subsequent to recapitalization)
              - as reported          $0.68       $0.02        $ -
              - Pro forma            $0.57      $(0.02)       $ -

   Diluted earnings per share attributable to
   common stocks
      $1-2/3  - as reported          $4.18       $8.62       $6.02
              - Pro forma            $3.96       $8.44       $5.94
      Class H
       (prior to recapitalization)
              - as reported           $ -        $3.17       $2.88
              - Pro forma             $ -        $3.10       $2.85
      Class H
       (subsequent to recapitalization)
              - as reported          $0.68       $0.02        $ -
              - Pro forma            $0.57      $(0.02)       $ -

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option- pricing model with the following weighted-average assumptions:

                              1998                 1997            1996
                     ----------------------  ----------------  ---------------
                             Hughes                   Hughes            Hughes
                     GMSIP    Plan   GMSSOP   GMSIP   Plan     GMSIP   Plan

Interest rate          5.2%   5.6%    5.2%     6.2%    6.8%      5.3%    6.6%
Expected life (years)  5.0    6.2     5.0      5.0     7.0       5.8     7.0
Expected volatility   26.2%  32.8%   26.2%    26.3%   20.7%     27.3%   20.6%
Dividend yield         3.6%     -     3.6%     3.4%    2.1%      3.1%    1.6%

   The effect of the Hughes Transactions adjustment on the number of options and related exercise prices, as described below, is considered, under SFAS No. 123, a modification of the terms of the outstanding options. Accordingly, the 1997 pro forma disclosure includes compensation cost for the incremental fair value, under SFAS No. 123, resulting from such modification. The pro forma amounts for compensation cost are not indicative of the effects on operating results for future periods.
   GM's stock incentive plans consist of the General Motors 1997 Stock Incentive Plan, formerly the General Motors Amended Stock Incentive Plan, (the "GMSIP"), the Hughes Electronics Corporation Incentive Plan (the "Hughes Plan") and the General Motors 1998 Salaried Stock Option Plan (the "GMSSOP"). The GMSIP and GMSSOP are administered by the Executive Compensation Committee of the GM Board. The Hughes Plan is administered by the Executive Compensation Committee of the Board of Directors of Hughes.
   Under the GMSIP, 60 million shares of $1-2/3 par value and 2.5 million shares of Class H common stocks may be granted from June 1, 1997 through May 31, 2002, of which 50 million and 2.4 million were available for grants at December 31, 1998. Options granted prior to 1998 under the GMSIP generally are exercisable one-half after one year and one-half after two years from the dates of grant. Stock option grants awarded during 1998 vest ratably over three years following the grant date. Option prices are 100% of fair market value on the dates of grant and the options generally expire 10 years from the dates of grant, subject to earlier termination under certain conditions.
   Under the Hughes Plan, Hughes may grant shares, rights, or options to acquire up to 35.6 million shares of Class H common stock through December 31, 1998, of which 5.4 million were available for grants at December 31, 1998. Option prices are 100% of fair market value on the dates of grant and the options generally vest over two to four years and expire 10 years from the dates of grant, subject to earlier termination under certain conditions.
   Under the GMSSOP, 50 million shares of $1-2/3 par value may be granted from January 1, 1998 through December 31, 2007, of which 45.7 million were available for grants at December 31, 1998. Stock options are exercisable two years from the date of grant and vest one year following the date of grant, subject to earlier termination under certain conditions. Option prices are 100% of fair market value on the dates of grant and the options generally expire 10 years and two days from the dates of grant.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 20.  Stock Incentive Plans (concluded)
   In connection with the Hughes Transactions, the number of options and related exercise prices for outstanding options under the GMSIP and the Hughes Plan were adjusted to reflect the change in the fair market value of $1-2/3 par value and Class H common stocks that resulted from the Hughes Defense Class A common stock distribution. The number of shares under option and the exercise price were adjusted such that the aggregate intrinsic value of the options immediately before and immediately after the transaction remained unchanged.
   Changes in the status of outstanding options were as follows:
                                            GMSIP and
                          GMSIP             Hughes Plan          GMSSOP
                  $1-2/3 Par Value Common Class H Common $1-2/3 Par Value Common
                  --------------------------------------------------------------
                              Weighted-           Weighted-             Weighted
                    Shares    Average    Shares   Average     Share     Average
                    under     Exercise   under    Exercise    under     Exercise
                    Option    Price      Option   Price       Option    Price
--------------------------------------------------------------------------------
Options outstanding at
January 1, 1996 29,280,126    $44.03   8,190,867    $30.16        -      $ -
Granted          7,087,590    $52.27   1,501,900    $61.31        -      $ -
Exercised        6,207,072    $39.16     864,889    $28.58        -      $ -
Terminated         202,697    $51.75     128,075    $42.94        -      $ -
-------------------------------------------------------------------------------
Options outstanding at
December 31,
1996            29,957,947    $46.94   8,699,803    $35.51        -      $ -
-------------------------------------------------------------------------------
Granted          8,989,460    $58.81   5,750,600    $54.90        -      $ -
Exercised        9,273,674    $42.95   2,158,728    $30.21        -      $ -
Terminated         330,727    $57.05   2,694,982    $42.56        -      $ -
Hughes Transactions
adjustment       3,023,651   $  -      5,897,936   $  -           -      $ -
-------------------------------------------------------------------------------
Options outstanding at
December 31,
1997            32,366,657    $51.40  15,494,629    $28.70        -       $ -
-------------------------------------------------------------------------------
Granted          9,854,805    $56.14   4,234,620    $50.78 4,332,305     $56.00
Exercised        8,242,624    $44.08   2,055,168    $22.71        -      $ -
Terminated         454,558    $54.45     980,464    $31.95   328,630     $56.00
-------------------------------------------------------------------------------
Options outstanding at
December 31,
1998            33,524,280    $50.72  16,693,617   $34.85  4,003,675     $56.00
-------------------------------------------------------------------------------
Options exercisable at
December 31,
1998            17,475,607    $46.71   6,089,532   $27.48        -        $ -
-------------------------------------------------------------------------------

   The following table summarizes information about GM's stock option plans at December 31, 1998:

    ---------------------------------------------------------------------------
                           Weighted-Average
      Range of    Options     Remaining    Weighted-Avg.Options Weighted-Average
      Exercise   Outstanding Contractual    Exercise   Exercisable  Exercise
       Prices                Life (yrs.)      Price                  Price
    ---------------------------------------------------------------------------
       GMSIP
     $1-2/3 Par
    Value Common
     $15.00 to
       $39.99    5,739,004       4.8         $36.81     5,737,377    $36.81
       40.00
      to 49.99   5,200,940       6.7         $47.86     4,921,723    $47.85
       50.00
      to 70.00  22,584,336       7.9         $54.91     6,816,507    $54.21
    ---------------------------------------------------------------------------
     $15.00 to
       $70.00   33,524,280      7.2         $50.72    17,475,607    $46.71
    ---------------------------------------------------------------------------
     GMSIP and
    Hughes Plan
      Class H
       Common
      $9.86 to
       $20.00     940,516        3.7         $14.80       940,516    $14.80
       20.01
      to 30.00   1,489,096       5.9         $22.25    1,489,096     $22.25
       30.01
      to 40.00  10,255,230       8.2         $32.20    3,659,920     $32.86
       40.01 to
       50.00     1,372,700       9.6         $43.71        -          $ -
       50.01 to
       54.79     2,636,075       9.3         $54.79        -          $ -
    ---------------------------------------------------------------------------
      $9.86 to
       $54.79   16,693,617       8.1         $34.85    6,089,532     $27.48
    ---------------------------------------------------------------------------
       GMSSOP
     $1-2/3 Par
    Value Common
    ---------------------------------------------------------------------------
       $56.00    4,003,675       9.0         $56.00        -          $ -
    ---------------------------------------------------------------------------
                                     - 37 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 21.  Other Income and Other Expenses

   Other income and other expenses included the following (in millions):

                                                  Years Ended December 31,
                                                  ------------------------
                                                 1998        1997        1996
                                                 ----        ----        ----
Other income
   Interest income                              $2,105      $2,127      $1,638
   Insurance premiums                            1,426       1,161         947
   Mortgage operations investment income and
     servicing fees                              1,836       1,525         921
   Rental car lease revenue                      1,229       1,137         958
   Gain on Hughes Defense spin-off                   -       4,269           -
   Other                                           988       1,456       1,086
                                                ------     -------       -----
     Total other income                         $7,584     $11,675      $5,550
                                                 =====      ======       =====
Other expenses
   Insurance losses and loss adjustment expenses$1,061         747         622
   Provision for financing losses                  463         523         669
   Other                                           792         210         519
                                                 -----       -----       -----
     Total other expenses                       $2,316      $1,480      $1,810
                                                 =====       =====       =====

NOTE 22:  Segment Reporting

   SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. GM's chief operating decision maker is the Chairman and Chief Executive Officer. The operating segments are managed separately because each operating segment represents a strategic business unit that offers different products and serves different markets.
   GM's reportable operating segments within its Automotive, Electronics and Other Operations business consist of General Motors Automotive (GMA), which is comprised of four regions: GM North America (GMNA), GM Europe (GME), GM Asia/Pacific (GMAP), and GM Latin America/Africa/Mid-East (GMLAAM), Hughes, and Other. GMNA designs, manufactures, and markets vehicles primarily in North America under the following nameplates: Chevrolet, Pontiac, GMC, Oldsmobile, Buick, Cadillac, and Saturn. GME, GMAP and GMLAAM meet the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates: Opel, Vauxhall, Holden, Isuzu, Saab, Chevrolet, GMC, and Cadillac. Hughes includes activities relating to designing, manufacturing, and marketing advanced technology electronic systems, products, and services for the telecommunications and space industries . The Other segment includes the design, manufacturing and marketing of locomotives and heavy-duty transmissions and the elimination of intersegment transactions, as well as former Hughes' defense business prior to the Hughes Transactions. GM's reportable operating segments within its Financing and Insurance Operations business consist of GMAC and Other. GMAC provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, and vehicle and homeowners insurance. The Financing and Insurance Operations' Other segment includes financing entities operating in Canada, Germany and Brazil, as well as eliminations of intersegment transactions.
   The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies except that the disaggregated financial results have been prepared using a management approach, which is consistent with the basis and manner in which GM management internally disaggregates financial information for the purposes of assisting in making internal operating decisions. GM evaluates performance based on stand alone operating segment net income and generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices. Revenues are attributed to geographic areas based on the location of the assets producing the revenues.

                        GENERAL MOTORS CORPORATION AND SUBSIDIARIES


Note 22.  Segment Reporting (continued)

                                                        Elimin-                            Total            Other     Total
                           GMNA   GME   GMLAAM   GMAP   ations  GMA      Hughes  Other(b) Automotive  GMAC Financing Financing
                           ----   ---   ------   ----   ------  ---      ------  -------  ----------  ---- --------- ---------
                                                                                (in millions)
1998(a)
Manufactured products sales & revenues:
  External customers   $91,771  $23,948  $7,150  $2,814   $  - $125,683  $5,924  $2,669    $134,276   $  -     $  -     $  -
  Intersegment           2,430    1,088     253     109 (3,880)       -      40     (40)         -       -        -        -
                       -------  -------  ------  ------  ----- --------   -----   -----   --------    ----     ----     ----
     Total manufactured
       products         94,201   25,036   7,403   2,923 (3,880) 125,683    5,964  2,629     134,276      -        -        -
Financing revenue            -        -       -       -      -        -        -      -           - 12,731      854   13,585
Other income             2,296      804     150     121      -    3,371      131   (617)      2,885  5,183     (484)   4,699
                       -------  -------  ------  ------  ----- --------   -----   -----   --------    ----     ----     ----
 Total net sales
  and revenues         $96,497  $25,840  $7,553  $3,044$(3,880)$129,054   $6,095 $2,012    $137,161$17,914     $370  $18,284
                        ======   ======   =====   =====  =====  =======    =====  =====     ======= ======     ====    =====
Depreciation and
  amortization (c)      $4,138   $1,102    $366     $95   $  -   $5,701     $434    $92      $6,227 $4,812     $108   $4,920
Interest income           $537     $544    $116      $9   $  -   $1,206     $112  $(592)       $726 $1,524    $(145)  $1,379
Interest expense          $939     $433     $92      $7   $  -   $1,471      $18  $(703)       $786 $5,787      $56   $5,843
Income tax expense
  (benefit)               $787     $319   $(213)     $9   $  -     $902     $(45)  $161      $1,018   $612       $6     $618
Earnings (losses) of
  nonconsolidated
  associates               $14     $(14)   $102   $(152)  $  -     $(50)   $(128)  $(61)      $(239)  $  -     $  -     $  -
Net income (loss) (c)   $1,635     $419   $(175)  $(243)   $(2)  $1,634     $272  $(372)     $1,534 $1,325      $97   $1,422
Investments in nonconsolidated
  affiliates              $675     $262    $445    $395  $(261)  $1,516      $41  $(607)       $950   $557    $(557)    $  -
Segment assets         $68,026  $18,440  $5,548  $1,557$(2,261) $91,310  $13,008$10,276    $114,594$131,417    $334 $131,751
Expenditures for
   property (d)         $5,464   $1,205    $534    $197   $  -   $7,400     $344   $208      $7,952   $278     $  -     $278

1997(a)
Manufactured products sales & revenues:
  External customers   $99,435  $23,269  $8,437  $2,980   $  - $134,121   $5,083 $8,939    $148,143   $  -     $  -     $  -
  Intersegment             821      837     135       - (1,793)       -       45    (45)          -      -        -        -
                       -------  -------  ------  ------  ----- --------   -----   -----   --------    ----     ----     ----
     Total manufactured
       products        100,256   24,106   8,572   2,980 (1,793) 134,121    5,128  8,894     148,143      -        -        -
Financing revenue            -        -       -       -      -        -        -      -           - 12,577      185   12,762
Other income             2,372      812     212     158      -    3,554      496  3,902       7,952  4,018     (295)   3,723
                       -------  -------  ------  ------  ----- --------   -----   -----   --------    ----     ----     ----
Total net sales
  and revenues        $102,628  $24,918  $8,784  $3,138$(1,793)$137,675   $5,624$12,796    $156,095$16,595    $(110) $16,485
                       =======   ======   =====   =====  =====  =======    =====  =====     ======= ======     ====   ======
Depreciation and
  amortization (c)      $7,116   $1,563    $248    $294   $  -   $9,221     $296   $316      $9,833 $4,746      $67   $4,813
Interest income           $839     $549    $167     $10   $  -   $1,565      $33  $(489)     $1,109 $1,127    $(109)  $1,018
Interest expense          $643     $395    $118     $23    $(1)  $1,178      $91  $(636)       $633 $5,256      $(6)  $5,250
Income tax (benefit)
  expense                $(272)    $121     $43    $(29)  $(12)   $(149)    $237    $23        $111   $913       $1     $914
(Losses) earnings of
  nonconsolidated
  associates              $(35)   $(171)   $173     $11   $  -     $(22)    $(72)  $(11)      $(105)  $  -     $  -     $  -
Net (loss) income (c)     $(12)    $(17)   $667   $(172)  $(17)    $449     $471 $4,460      $5,380 $1,301      $17   $1,318
Investments in nonconsolidated
  affiliates              $552     $229    $414    $427     $1   $1,623      $75  $(638)     $1,060   $213    $(213)    $  -
Segment assets         $68,361  $17,582  $5,651  $1,567  $(874) $92,287  $12,283 $8,746    $113,316$109,319 $(1,235)$108,084
Expenditures for
  property (d)          $5,387   $1,687    $435    $327   $  -   $7,836     $251   $322      $8,409   $238     $  -     $238

See notes on next page

                                     - 39 -
                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Note 22.  Segment Reporting (continued)

                                                        Elimin-                            Total            Other     Total
                           GMNA   GME   GMLAAM   GMAP   ations  GMA      Hughes  Other(b) Automotive  GMAC Financing Financing
                           ----   ---   ------   ----   ------  ---      ------  -------  ----------  ---- --------- ---------
                                                                         (in millions)
1996(a)
Manufactured products sales & revenues:
  External customer    $92,659  $25,239  $6,691  $3,001   $  - $127,590   $3,958 $8,509    $140,057   $  -     $  -     $  -
  Intersegment             723      289      32       - (1,044)       -       51    (51)          -      -        -        -
                       -------  -------  ------  ------  ----- --------   -----   -----    --------   ----     ----     ----
     Total manufactured
       products         93,382   25,528   6,723   3,001 (1,044) 127,590    4,009  8,458     140,057      -        -        -
Financing revenue            -        -       -       -      -        -        -      -           - 12,644       30   12,674
Other income             1,960      775     173     133      -    3,041      118   (630)      2,529  3,330     (309)   3,021
                       -------  -------  ------  ------  ----- --------   -----   -----    --------   ----     ----     ----
Total net sales
  and revenues         $95,342  $26,303  $6,896  $3,134$(1,044)$130,631   $4,127 $7,828    $142,586$15,974   $(279)  $15,695
                        ======   ======   =====   =====  =====  =======    =====  =====      ======  =====     ====   ======
Depreciation and
  amortization (c)      $4,348   $1,213    $202     $71   $  -   $5,834     $195   $273      $6,302 $4,676      $19   $4,695
Interest income           $569     $581    $169     $26   $  -   $1,345       $7  $(369)       $983   $743     $(88)    $655
Interest expense          $500     $430    $107     $29   $  -   $1,066      $43  $(606)       $503 $4,938     $(14)  $4,924
Income tax (benefit)
   expense                 $54     $168    $106     $32    $(7)    $353     $105   $168        $626   $837       $1     $838
Earnings (losses) of
  nonconsolidated
  associates               $37     $(97)    $79     $70   $  -      $89     $(42)   $24         $71   $  -     $  -     $  -
Net income (loss) (c)     $819     $778    $642    $110   $(12)  $2,337     $184 $1,201      $3,722 $1,240       $1   $1,241
Investments in nonconsolidated
  affiliates              $472     $597    $242    $379   $  -   $1,690      $95  $(523)     $1,262   $158    $(158)    $  -
Segment assets         $67,528  $18,575  $4,941  $2,087  $(616) $92,515   $3,904$21,396    $117,815$98,578    $(703) $97,875
Expenditures for
  property (d)          $5,177   $1,652    $628    $389   $  -   $7,846     $262   $321      $8,429   $121     $  -     $121


(a)The  operating  results for 1997 and 1996 and assets as of December  31, 1996 are presented to reflect the changes to GM's organizational structure resulting from the Hughes Transactions which occurred in December 1997. As such, Hughes excludes Hughes Defense and Other includes Hughes Defense.
(b)Other includes the $4.3 billion gain resulting from the Hughes Transactions for the year ended December 31, 1997 and (loss) income from discontinued operations of $(93) million, $215 million, and $863 million for the years ended December 31, 1998, 1997, and 1996, respectively.
(c)The amount reported for Hughes excludes amortization of GM purchase accounting adjustments of approximately $21 million for 1998, 1997 and 1996 related to GM's acquisition of Hughes Aircraft Company. Such amortization was allocated to GM's Other segment which is consistent with the basis upon which the segments are evaluated.
(d)Excludes expenditures related to telecommunications and other equipment amounting to $726 million, $606 million and $259 million in 1998, 1997 and 1996, respectively.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Note 22.  Segment Reporting (concluded)

 Information concerning principal geographic areas was as follows (in millions):
                              1998                   1997             1996
                              ----                   ----             ----
                        Net Sales           Net Sales          Net Sales
                               &   Net            &    Net           &    Net
                        Revenues Property   Revenues  Property Revenues Property
                        -----------------   --------  -------- -------- --------
North America
  United States        $105,672 $19,454    $131,076  $17,592  $116,250 $19,044
  Canada and Mexico      11,009   2,358       7,953    2,506     6,228   3,113
                        -------  ------      ------   ------   ------- -------
   Total North America  116,681  21,812     139,029   20,098   122,478  22,157
Europe
  France                  2,042     186       1,327      157     1,967     106
  Germany                10,567   3,349       9,358    2,902    10,861   3,610
  Spain                   1,966     422       1,185      480     1,093     660
  United Kingdom          5,379   1,192       5,085    1,176     4,714   1,056
  Other                   9,679   1,748       7,854    1,566     7,263   1,536
                        -------   -----     -------    -----   -------   -----
   Total Europe          29,633   6,897      24,809    6,281    25,898   6,968
Latin America
  Brazil                  4,773   1,879       4,719    1,873     4,664   1,819
  Other Latin America     2,909     409       2,914      440     2,194     315
                          -----   -----       -----   ------     -----  ------
   Total Latin America    7,682   2,288       7,633    2,313     6,858   2,134
All Other                 1,449   1,611       1,109      888     3,047     808
                       -------- -------    --------    -----  -------- -------
   Total               $155,445 $32,608    $172,580  $29,580  $158,281 $32,067
                        =======  ======     =======   ======   =======  ======


Note 23.  Discontinued Operations

Delphi
   Delphi is a diverse  supplier of automotive  systems and  components.  Delphi offers products and services in the areas of electronics and mobile communication; safety, thermal and electrical architecture; and dynamics and propulsion. On February 5, 1999, Delphi completed an initial public offering of 100 million shares of its common stock, which represented 17.7% of its outstanding common shares. On April 12, 1999, the GM Board of Directors approved the complete separation of Delphi from GM by means of a tax-free spin-off in which 80.1 percent of the ownership of Delphi, 452.6 million shares of Delphi common stock now owned by GM, will be distributed on a pro-rata basis to owners of GM $1-2/3 par value common stock, and if GM receives a favorable ruling from the Internal Revenue Service prior to May, 1999, GM will contribute the other 2.2% of Delphi shares it owns, 12.4 million shares, to a Voluntary Employee Beneficiary Association (VEBA) trust used to fund benefits to hourly retirees. If such a ruling is not received, the additional 2.2 percent of Delphi shares held by GM also will be distributed to GM stockholders, in which case the same record date and payment dates will be used.

     The financial data related to GM's investment in Delphi prior to the approved May, 1999 spin-off is classified as discontinued operations for all periods presented. The financial data of Delphi reflect the historical results of operations and cash flows of the businesses that were considered part of the Delphi business segment of GM during each respective period; they do not reflect many significant changes that will occur in the operations and funding of Delphi as a result of the separation from GM and the IPO. The Delphi financial data classified as discontinued operations reflect the assets and liabilities transferred to Delphi in accordance with the terms of a master separation agreement to which Delphi and GM are parties (the "Separation Agreement"). Delphi and Delco Electronics Corporation ("Delco Electronics"), the electronics and mobile communication business that was transferred to Delphi in December 1997, were under the common control of GM during such periods; therefore, the financial data include amounts relating to Delco Electronics for all periods presented, although Delco Electronics was not integrated with Delphi until December 1997.

     The following significant factors are reflected in Delphi's financial data classified as discontinued operations:

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Note 23.  Discontinued Operations (continued)

   Capital Arrangements

   o Delphi operated under a cash and debt management agreement with GM (the "Cash and Debt Management Agreement"), and an intracompany note payable to GM. The Cash and Debt Management Agreement established Delphi's combined cash and marketable securities balance at $1.0 billion. Delphi's total debt was $3.5 billion, reflecting a $3.1 billion intracompany note payable to GM and outstanding debt at Delphi's international subsidiaries. The $3.1 billion intracompany note payable to GM reflects the portion of GM's outstanding debt that was specifically related to Delphi's operations. The financial data give effect to the terms of the Cash and Debt Management Agreement and the intracompany note payable, and accordingly, reflect cash and marketable securities and the combined short-term and long-term debt capitalization totaling $1.0 billion and $3.5 billion, respectively, at December 31, 1998 and 1997.

   o Delphi's interest expense reflects interest associated with the historical debt capitalization discussed above, primarily using a blend of prevailing short-term and long-term weighted-average interest rates commensurate with the overall credit risk of the Delphi business segment.

   Employee Benefits Arrangements

   o The Separation Agreement provides generally that pension plan assets and liabilities related to Delphi's U.S. salaried active and inactive employees retiring after January 1, 1999 will be assumed by Delphi. Delphi has established defined benefit pension plans for its salaried employees under the same terms that existed for the GM plans as of January 1, 1999. Delphi's financial data classified as discontinued operations reflect the assets and liabilities related to U.S. salaried employees that Delphi will assume pursuant to the Separation Agreement, and exclude employee benefit obligations and assets related to salaried employees retired on or before January 1, 1999. Generally, Delphi's U.S. hourly employees will continue to participate in the defined benefit pension plan for hourly workers administered by GM until full separation from GM. Generally, Delphi will assume the pension obligations for U.S. hourly employees who retire after October 1, 1999 and GM will retain pension obligations for U.S. hourly employees who retire on or before October 1, 1999. The amount of such obligations varies depending on factors such as discount rates, asset returns, contribution levels and other factors. The obligation attributable to Delphi classified as discontinued operations was $2.1 billion and $1.7 billion at December 31, 1998 and 1997, respectively.

   o The Separation Agreement provides in general that GM will retain other postretirement benefit liabilities related to Delphi's U.S. salaried employees retiring on or prior to January 1, 1999. The liabilities related to Delphi's U.S. salaried active and inactive employees retiring after January 1, 1999 will be assumed by Delphi. Delphi's U.S. hourly employees will continue to participate in the postretirement plans administered by GM until full separation from GM, and GM generally will retain postretirement benefit obligations for U.S. hourly employees retired on or before October 1, 1999.

   o The liabilities set forth in Delphi's balance sheet data classified as discontinued operations include employee benefit obligations related to its active and inactive employees only; however, the statements of operations data include benefit costs for Delphi's active, inactive and
     retired employees.  Such accrued obligations and  employee   benefit  costs
     are  based  upon   actuarial   methods  and assumptions.  The allocation of
     pension and other postretirement benefit obligations between Delphi and GM assumes certain levels of employee retirements prior to October 1, 1999, based on historical experience and conditions surrounding the separation. Delphi and GM have agreed to recalculate the allocation of those liabilities based on the actual level of retirements on or before October 1, 1999. Accordingly, if and to the extent that greater than the assumed number of employees retire on or before October 1, 1999, Delphi would be required to make a payment to GM. Depending on the amount of such a payment, if any, it could have a material adverse effect on Delphi's short-term liquidity. If and to the extent that less than the assumed number of employees retire on or before October 1, 1999, GM would be required to make a payment to Delphi.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Note 23.  Discontinued Operations (concluded)

   Operating Costs

   o Delphi's operating costs and expenses include allocations of general corporate overhead expenses related to GM's corporate headquarters and common support activities, including payroll administration, employee medical coverage and property and casualty insurance, financial, legal, tax and human resources. These allocated costs amounted to $135 million, $130 million and $124 million in 1998, 1997 and 1996, respectively, and have been allocated to Delphi based on usage or allocation methodologies primarily based on total net sales, certain tangible assets and payroll expenses. Although the Corporation believes the allocations and charges for such services to be reasonable, the costs of these services charged to Delphi may not be indicative of the costs that would have been incurred if Delphi had been a stand-alone entity.

   Income Taxes

   o Delphi's income taxes were determined in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Once Delphi is a stand-alone entity and is no longer included in GM's consolidated income tax return, it will no longer benefit from its position within GM's consolidated income tax environment.

   Delphi net sales (including sales to GM) included in discontinued operations totaled $28.5 billion, $31.4 billion, and $31.0 billion for the years ended December 31, 1998, 1997 and 1996, respectively. (Loss) income from Delphi discontinued operations of $(93) million, $215 million, and $853 million for the years ended December 31, 1998, 1997 and 1996 is reported net of income tax (benefit) expense of $(173) million, $44 million, and $259 million, respectively.

   The net assets (liabilities) of Delphi were as follows (in millions):
                                                    December 31,
                                                  1998       1997
                                                  ----       ----

Current assets                                  $6,405     $6,378
Property and equipment - net                     4,965      4,600
Deferred income taxes and other assets           4,136      4,048
Current liabilities                             (4,061)    (4,066)
Long-term debt                                  (3,137)    (3,341)
Other liabilities                               (8,299)    (8,032)
Accumulated translation adjustments                 68         78
                                               -------      -----
     Net assets (liabilities) of
        discontinued operations                    $77      $(335)
                                                    ==        ===
   For financial reporting purposes, Delphi's initial public offering and the complete separation of Delphi from GM will be reflected as equity transactions.

EDS
   On June 7, 1996, GM split-off Electronic Data Systems Corporation (EDS) to GM Class E stockholders on a tax-free basis for U.S. federal income tax purposes. Under the terms of the split-off, each share of GM former Class E common stock was exchanged for one share of EDS common stock. In addition, GM and EDS entered into a new 10-year agreement, under which EDS will continue to be GM's principal provider of information technology services and EDS made a special inter-company payment of $500 million to GM.
   The financial data related to EDS prior to the June 7, 1996 split-off from GM are classified as discontinued operations. The financial results of EDS, including assets and liabilities, subsequent to the split-off are not included in GM's consolidated financial statements.
   EDS systems and other contracts revenues from outside customers included in income from discontinued operations totaled $4.3 billion for the year ended December 31, 1996. Income from discontinued operations of $10 million for the year ended December 31, 1996, is reported net of income tax expense of $14 million.
   Income from discontinued operations for 1996 also includes split-off expenses attributable to $1-2/3 par value common stock of $15 million after-tax or $0.02 per share of $1-2/3 par value common stock.


                                 * * * * * * * *

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                            SUPPLEMENTARY INFORMATION

Selected Quarterly Data (Unaudited)

                                                     1998 Quarters
                                                     -------------
                                        1st       2nd(1)(2)   3rd(2)      4th(3)
                                        ---       ---------   ------      ------
                                  (Dollars in Millions Except Per Share Amounts)

Total net sales and revenues         $40,024     $37,272     $33,525     $44,624
                                      ------      ------      ------      ------

Income (loss) from continuing operations
  before income taxes
  and minority interests               2,083         511        (419)     2,769
Income tax expense (credit)              695         159        (144)       926
Minority interests                       (10)          -          (1)        (9)
Losses of nonconsolidated associates     (10)        (46)        (33)      (150)
                                      ------        ----        ----      -----
  Income (loss) from continuing
    operations                         1,368         306        (309)     1,684
Income (loss) from discontinued
   operations                            236          83        (500)        88
                                       -----       -----         ---     ------
  Net income (loss)                    1,604         389        (809)     1,772
Dividends on preference stocks            16          16          16         15
                                      ------        ----        ----     ------
    Earnings (loss) on common stocks  $1,588        $373       $(825)    $1,757
                                       =====         ===         ===      =====

Earnings (loss) attributable to
  common stocks $1-2/3 par value
  from continuing operations          $1,338        $275       $(336)   $1,637
  Income (loss) from
    discontinued operations              236          83        (500)       88
                                       -----       -----         ---    ------
  Earnings attributable to
    $1-2/3 par value                  $1,574        $358       $(836)   $1,725
                                       =====         ===         ===     =====
  Earnings attributable to Class H       $14         $15         $11       $32
                                          ==          ==          ==        ==

Basic earnings (loss) per share
  attributable to common stocks
  $1-2/3 par value from
    continuing operations              $1.96       $0.41      $(0.52)    $2.51
  Income (loss) from discontinued
    operations                          0.35        0.13       (0.76)     0.13
                                        ----        ----        ----      ----
  Earnings attributable to
    $1-2/3 par value                   $2.31       $0.54      $(1.28)    $2.64
                                        ====        ====        ====      ====
  Earnings attributable to Class H     $0.13       $0.14       $0.11     $0.30
                                        ====        ====        ====      ====

Average number of shares of common stocks
  outstanding - basic (in millions)
    $1-2/3 par value                     682         661         654       654
    Class H                              104         105         106       106

Diluted earnings (loss) per share
 attributable to common stocks
  $1-2/3 par value from continuing
     operations                        $1.93       $0.40      $(0.52)    $2.48
  Income (loss) from discontinued
     operations                         0.34        0.12       (0.76)     0.13
                                        ----        ----        ----      ----
  Earnings attributable to
    $1-2/3 par value                   $2.27       $0.52      $(1.28)    $2.61
                                        ====        ====        ====      ====
  Earnings attributable to Class H     $0.13       $0.14       $0.11     $0.30
                                        ====        ====        ====      ====

Average number of shares of common stocks
  outstanding - diluted (in millions)
    $1-2/3 par value                     693         672         654         665
    Class H                              109         111         110         109

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Selected Quarterly Data (Unaudited) - Continued

(1)Second-quarter 1998 results included a pre-tax charge of $74 million ($44 million after-tax, or $0.07 basic loss per share of $1-2/3 par value common stock), related to work schedule modifications at Opel Belgium.
(2)Work stoppages in the United States during the second and third quarter of 1998 reduced calendar year income from continuing operations by approximately $1.5 billion or $2.26 basic loss per share of $1-2/3 par value common stock, after considering partial recovery of production losses from the work stoppages.
(3)Fourth quarter 1998 results included charges against income from continuing operations totaling $228 million or $0.35 basic loss per share of $1-2/3 par value common stock, resulting from GM's competitiveness studies.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Selected Quarterly Data (Unaudited) - Continued

                                                        1997 Quarters
                                                        -------------
                                      1st(1)    2nd(2)(3)(4)  3rd   4th(5)(6)
                                      ------    ----------    ---   ---------
                                  (Dollars in Millions Except Per Share Amounts)

Total net sales and revenues         $40,846     $43,683    $40,590  $47,459
                                      ------      ------     ------   ------

Income from continuing operations
  before income taxes and
  minority interests                   2,333       2,666      1,545    1,025
Income tax expense (credit)              852         947        524   (1,298)(6)
Minority interests                        19          12          1       12
Earnings (losses) of
  nonconsolidated associates               9          (6)       (31)     (77)
                                     -------     -------     ------     ----
Income from continuing operations      1,509       1,725        991    2,258
Income (loss) from discontinued
  operations                             287         373         76     (521)
                                       -----       -----     ------   ------
  Net Income                           1,796       2,098      1,067    1,737
Premium on exchange of
  preference stocks                        -           -         26        -
Dividends on preference stocks            20          20         16       16
                                      ------      ------     ------    -----
    Earnings on common stocks         $1,776      $2,078     $1,025   $1,721
                                       =====       =====      =====    =====

Earnings attributable to common stocks
  $1-2/3 par value from continuing
    operations                        $1,451      $1,593       $905   $2,200
  Income (loss) from discontinued
    operations                           266         348         59     (546)
                                       -----       -----       ----   ------
  Earnings attributable to
    $1-2/3 par value                  $1,717      $1,941       $964   $1,654
                                       =====       =====        ===    =====
  Class H from continuing operations     $38        $112        $44      $40
  Income from discontinued operations     21          25         17       25
                                         ---         ---        ---      ---
  Earnings attributable to Class H (7)   $59        $137        $61      $65
                                          ==         ===         ==       ==
  Earnings attributable to Class H (8)   $ -         $ -        $ -       $2
                                          ==          ==         ==        =

Basic earnings per share attributable to common stocks
  $1-2/3 par value from continuing
    operations                         $1.94       $2.20      $1.27    $3.14
  Income (loss) from discontinued
    operations                          0.36        0.48       0.08    (0.78)
                                        ----        ----       ----     ----
  Earnings attributable to
     $1-2/3 par value                  $2.30       $2.68      $1.35    $2.36
                                        ====        ====       ====     ====
  Class H from continuing operations   $0.38       $1.11      $0.43    $0.39
  Income from discontinued operations   0.21        0.24       0.17     0.24
                                        ----        ----       ----     ----
  Earnings attributable to Class H (7) $0.59       $1.35      $0.60    $0.63
                                        ====        ====       ====     ====
  Earnings attributable to Class H (8)   $ -         $ -        $ -    $0.02
                                          ==          ==         ==     ====

Average number of shares of common stocks
  outstanding - basic (in millions)
    $1-2/3 par value                     747         724        713      702
    Class H (7)                          100         101        102      103
    Class H (8)                            -           -          -      104

Diluted earnings per share attributable to common stocks
  $1-2/3 par value from continuing
    operations                         $1.93       $2.19      $1.26    $3.10
  Income (loss) from discontinued
    operations                          0.35        0.48       0.08    (0.77)
                                        ----        ----       ----     ----
  Earnings attributable to
    $1-2/3 par value                   $2.28       $2.67      $1.34    $2.33
                                        ====        ====       ====     ====
  Class H from continuing operations   $0.38       $1.11      $0.43    $0.39
  Income from discontinued operations   0.21        0.24       0.17     0.24
  Earnings attributable to Class H (7) $0.59       $1.35      $0.60    $0.63
                                        ====        ====       ====     ====
  Earnings attributable to Class H (8)   $ -         $ -        $ -    $0.02
                                          ==          ==         ==     ====

Average number of shares of common stocks
  outstanding - diluted (in millions)
    $1-2/3 par value                     752         729        720      709
    Class H (7)                          103         104        105      106
    Class H (8)                            -           -          -      107

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                      SUPPLEMENTARY INFORMATION - Concluded


Selected Quarterly Data (Unaudited) - Concluded

(1)First quarter 1997 results included a pre-tax gain of $88 million, after deducting certain legal expenses ($55 million after-tax or $0.07 basic earnings per share of $1-2/3 par value common stock) that resulted from an agreement with Volkswagen A.G. (VW) settling a civil lawsuit which GM brought against VW.
(2)Work stoppages in the United States during the second quarter of 1997 reduced calendar year income from continuing operations by approximately $240 million or $0.33 basic loss per share of $1-2/3 par value common stock, after considering partial recovery of production losses from the work stoppages.
(3)Second quarter 1997 results included a pre-tax gain of $490 million ($318 million after-tax or $0.33 basic earnings per share of $1-2/3 par value common stock and $0.80 basic earnings per share of Class H common stock) related to the merger of the satellite service operations of Hughes and PanAmSat Corporation.
(4)Second quarter 1997 results included a pre-tax gain of $128 million ($103 million after-tax or $0.14 basic earnings per share of $1-2/3 par value common stock) related to the sale of GM Europe's equity interest in Avis Europe.
(5)Fourth quarter 1997 results included a tax-free gain of $4.3 billion ($6.08 basic earnings per share of $1-2/3 par value common stock) related to the December 17, 1997 completion of the strategic restructuring of GM's Hughes Electronics subsidiary (Hughes Transactions). The 1997 tax credit primarily resulted from the effect of the tax-free status of the gain.
(6)Fourth quarter 1997 results included charges against income from continuing operations totaling $3.1 billion or $4.34 basic loss per share of $1-2/3 par value common stock, resulting from GM's competitiveness studies.
(7)Represents information through December 17, 1997, the date on which GM recapitalized the Class H common stock (GM's Recapitalization Date).
(8)Represents information for the period from December 18, 1997, through December 31, 1997, which is subsequent to GM's Recapitalization Date.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       SELECTED FINANCIAL DATA (Unaudited)


                                               Years Ended December 31
                                               -----------------------
                                  1998      1997     1996     1995     1994
                                  ----      ----     ----     ----     ----
                                (Dollars in Millions Except Per Share Amounts)

Total net sales and revenues  $155,445  $172,580  $158,281 $154,954 $143,740
Income from continuing
  operations before
  cumulative effect of
  accounting changes            $3,049    $6,483    $4,100   $4,726   $3,633
Income from discontinued
  operations                       (93)      215       863    2,207    2,026
Cumulative effect of
  accounting changes                 -         -         -      (52)(1) (758)(2)
                                 -----     -----     -----    -----    -----

  Net income                    $2,956    $6,698    $4,963   $6,881   $4,901
                                 =====     =====     =====    =====    =====

$1-2/3 par value common stock
  Basic earnings per share
    (EPS) from
    continuing operations        $4.40     $8.52     $5.08    $5.57    $3.59
  Basic (loss) earnings per
    share from
    discontinued operations     $(0.14)    $0.18     $0.98    $1.71    $1.63
  Diluted EPS from continuing
    operations                   $4.32     $8.45     $5.04    $5.52    $3.54
  Diluted (loss) earnings per
    share from
    discontinued operations     $(0.14)    $0.17     $0.98    $1.69    $1.61
  Cash dividends declared per
    share                        $2.00     $2.00     $1.60    $1.10    $0.80

Class H common stock
  (prior to its
  recapitalization on
  December 17, 1997)
  Basic EPS from continuing
   operations                     $  -     $2.30     $1.83    $1.39    $1.46
  Basic EPS from discontinued
   operations                     $  -     $0.87     $1.05    $1.38    $1.16
  Diluted EPS from continuing
   operations                     $  -     $2.30     $1.83    $1.39    $1.46
  Diluted EPS from discontinued
   operations                     $  -     $0.87     $1.05    $1.38    $1.16
  Cash dividends declared
   per share                      $  -     $1.00     $0.96    $0.92    $0.80

Class H common stock
  (subsequent to its
  recapitalization on
  December 17, 1997)
  Basic EPS from continuing
   operations                    $0.68     $0.02      $  -     $  -     $  -
  Diluted EPS from continuing
   operations                    $0.68     $0.02      $  -     $  -     $  -
  Cash dividends declared
   per share                      $  -      $  -      $  -     $  -     $  -

Class E common stock
  Basic EPS from discontinued
   operations                     $  -      $  -     $0.04    $1.96    $1.71
  Diluted EPS from discontinued
   operations                     $  -      $  -     $0.04    $1.96    $1.71
  Cash dividends declared
   per share                      $  -      $  -     $0.30    $0.52    $0.48

Total assets                  $246,345  $221,400  $215,690 $208,898 $186,141
Long-term debt                  $7,118    $5,669    $5,352   $4,100   $5,047
GM-obligated mandatorily
   redeemable preferred
   securities of subsidiary
    trusts                        $220      $222      $  -     $  -     $  -
Stockholders' equity           $15,052   $17,584   $23,413  $23,310  $12,814

 (1) GM adopted the provisions of the EITF consensus on Issue No. 95-1, effective January 1, 1995, which resulted in an unfavorable cumulative effect of $52 million after-tax or $0.07 basic loss per share of $1-2/3 par value common stock.
(2)GM adopted SFAS No. 112, Employers' Accounting for Postemployment Benefits, effective January 1, 1994. The unfavorable cumulative effect of adopting SFAS No. 112 was $751 million after-tax or $1.05 basic loss per share of $1-2/3 par value common stock and $7 million after-tax or $0.08 basic loss per share of Class H common stock.



                                            GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                      SCHEDULE II - ALLOWANCES
                                                                  Additions    Additions
                                                   Balance at    charged to   charged to
                                                   beginning     costs and       other                   Balance at
Description                                        of year       expenses      accounts    Deductions    end of year
-----------                                        -------       --------      --------    ----------    -----------
                                                                  (Dollars in Millions)
For the Year Ended December 31, 1998
Allowances Deducted from Assets
  Finance receivables (unearned income)            $3,516           $ -       $3,288         $2,777        $4,027
  Allowance for credit losses                         903           463           96(a)         441(b)      1,021
  Accounts and notes receivable (for doubtful
    receivables)                                      161           208           19(a)          79(b)        309
  Inventories (principally for obsolescence of
    service parts)                                    258             -            -              1(c)        257
  Other investments and miscellaneous assets
    (receivables and other)                            13             -            1              -            14
  Miscellaneous allowances (mortgage and other)       202            52          113            115           252
                                                   ------          ----       ------         ------        ------
      Total Allowances Deducted from Assets        $5,053          $723       $3,517         $3,413        $5,880
                                                    =====           ===        =====          =====         =====

For the Year Ended December 31, 1997
Allowances Deducted from Assets
  Finance receivables (unearned income)            $3,642           $ -       $3,161         $3,287        $3,516
  Allowance for credit losses                         922           523           62(a)         604(b)        903
  Accounts and notes receivable (for doubtful
    receivables)                                      127            41           41(a)          48(b)        161
  Inventories (principally for obsolescence of
    service parts)                                    302             -            -             44(c)        258
  Other investments and miscellaneous assets
    (receivables and other)                            12             -            1              -            13
  Miscellaneous allowances (mortgage)                 138           106            6             48           202
                                                   ------           ---      -------         ------         -----
      Total Allowances Deducted from Assets        $5,143          $670       $3,271         $4,031        $5,053
                                                    =====           ===        =====          =====         =====

For the Year Ended December 31, 1996
Allowances Deducted from Assets
  Finance receivables (unearned income)            $3,922           $ -       $3,044         $3,324        $3,642
  Allowance for credit losses                         808           669          116(a)         671(b)        922
  Accounts and notes receivable (for doubtful
    receivables)                                      114            49            9(a)          45(b)        127
  Inventories (principally for obsolescence of
    service parts)                                    228            74(c)         -              -           302
  Other investments and miscellaneous assets
    (receivables and other)                            33             1            -             22            12
  Miscellaneous allowances (mortgage)                  59            99           31             51           138
                                                  -------         -----      -------         ------       -------
      Total Allowances Deducted from Assets        $5,164          $892       $3,200         $4,113        $5,143
                                                    =====           ===        =====          =====         =====

Notes:  (a) Primarily reflects the recovery of accounts previously written-off.
      (b) Accounts written off.
      (c) Represents net change of inventory allowances.
Reference should be made to the notes to consolidated financial statements.

